EXHIBIT 10.1

TERM LOAN AGREEMENT

AMONG

ELYSIUM ENERGY HOLDINGS, LLC,

as Holdings

ELYSIUM ENERGY, LLC,

ELYSIUM ENERGY LA, LLC,

ELYSIUM ENERGY TX, LLC,

POINTE A LA HACHE, L.L.C.,

TURTLE BAYOU, L.L.C.,

POTASH, L.L.C.,

RAMOS FIELD, L.L.C

AND
ALL SUBSIDIARIES,
as Borrowers

and

405 WOODBINE LLC,

as Administrative Agent

and

THE LENDERS SIGNATORY HERETO,
as Lenders

February 3, 2020

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4.6	Scope and Accuracy of Financial Statements	44
4.7	No Material Adverse Effect or Default	44
4.8	No Material Misstatements	44
4.9	Liabilities, Litigation and Restrictions	45
4.10	Authorizations; Consents	45
4.11	Compliance with Laws	45
4.12	ERISA	45
4.13	Environmental Laws	45
4.14	Compliance with Federal Reserve Regulations	46
4.15	Investment Company Act Compliance	46
4.16	Proper Filing of Tax Returns; Payment of Taxes Due	46
4.17	Refunds	46
4.18	Gas Contracts	47
4.19	Intellectual Property	47
4.20	Casualties or Taking of Property	47
4.21	Location of Borrowers	47

4.22	Subsidiaries	47
4.23	Compliance with Anti-Terrorism Laws	47
4.24	Identification Numbers	48
4.25	Solvency	48
4.26	Related Party Transactions	48
4.27	Material Contracts	49
4.28	Employee Matters	49
4.29	Brokers	49
4.30	Separate Entity	49
4.31	Marketing of Production	50
4.32	Acquisition Agreement	50

ARTICLE V AFFIRMATIVE COVENANTS		50

5.1	Maintenance and Access to Records	50
5.2	Monthly Unaudited Financial Statements and Compliance Certificates	50
5.3	Annual Audited Financial Statements and Compliance Certificate	51
5.4	Reserve Reports; LOE Reports; Production Reports; Payables Aging; Additional Development Plans and Financial Projections	51
5.5	Title Opinions; Title Defects; Mortgaged Properties	52
5.6	Notices of Certain Events	52
5.7	Letters in Lieu of Transfer Orders or Division Orders	53
5.8	Commodity Hedging	53
5.9	Tax Returns	53
5.10	Additional Information	53
5.11	Compliance with Laws	54
5.12	Payment of Assessments and Charges	54
5.13	Maintenance of Existence or Qualification and Good Standing	54
5.14	Payment of Notes; Performance of Obligations	54

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5.15	Further Assurances	54
5.16	Initial Expenses of Agent	55
5.17	Subsequent Expenses of Agent and Lenders	55
5.18	Maintenance of Properties; Books and Records; Inspections	56
5.19	Maintenance of Insurance	56
5.20	Environmental Indemnification	57
5.21	General Indemnification	58
5.22	Evidence of Compliance with Anti-Terrorism Laws	58
5.23	Board and Management Meetings	58
5.24	Leases	58
5.25	Maximum Permitted Monthly General and Administrative Cost Allocation	59
5.26	Material Contracts	59
5.27	Information Regarding Collateral	59
5.28	Lockbox Account	59
5.29	Additional Properties; Other Collateral	59
5.30	Other Financial Reporting Obligations	60
5.31	Removal of Operator	60
5.32	Maintenance of Bonds, Guarantees	60
5.33	Post-Closing Obligation	60

ARTICLE VI NEGATIVE COVENANTS		61

6.1	Indebtedness	61
6.2	Contingent Obligations	61
6.3	Liens	61
6.4	Sales of Assets	62
6.5	Leasebacks	62
6.6	Sale or Discount of Receivables	62
6.7	Loans or Advances	62
6.8	Investments	62
6.9	Dividends and Distributions	63
6.10	Issuance of Equity; Changes in Corporate Structure	63
6.11	Transactions with Affiliates and Certain Other Person	63
6.12	Lines of Business	63
6.13	Plan Obligation	63
6.14	Anti-Terrorism Laws	63
6.15	Amendment of Material Contracts	64
6.16	Provisions of Commodity Hedge Agreements	64
6.17	Maintenance of Commodity Hedge Agreements	64
6.18	Deposit Accounts	64
6.19	Development Plans	64
6.20	Subsidiaries	64
6.21	Current Ratio	64
6.22	PDP Collateral Coverage	64

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6.23	Maximum Leverage	65
6.24	Organizational Documents	65
6.25	Negative Pledge Agreements	65
6.26	Material Accounting Changes	65
6.27	Amended to Acquisition Documents	65
6.28	Passive Status of Holdings	66

ARTICLE VII EVENTS OF DEFAULT		66

7.1	Enumeration of Events of Default	66
7.2	Remedies	69

ARTICLE VIII THE AGENT		70

8.1	Appointment	70
8.2	Delegation of Duties	70
8.3	Exculpatory Provisions	70
8.4	Reliance by Agent	71
8.5	Notice of Default	71
8.6	Non-Reliance on Agent and Other Lenders	71
8.7	Indemnification	72
8.8	Restitution	72
8.9	Agent in Its Individual Capacity	73
8.10	Successor Agent	73
8.11	Applicable Parties	74
8.12	Releases	74
8.13	Credit Bidding	74

ARTICLE IX MISCELLANEOUS		75

9.1	Assignments; Participations	75
9.2	Survival of Representations, Warranties, and Covenants	76
9.3	Notices and Other Communications	76
9.4	Parties in Interest	77
9.5	Rights of Third Parties	77
9.6	Renewals; Extensions	78
9.7	No Waiver; Rights Cumulative	78
9.8	Survival Upon Unenforceability	78
9.9	Amendments; Waivers	78
9.10	Controlling Agreement	79
9.11	Disposition of Collateral	79
9.12	Governing Law	79
9.13	Dispute Resolution	79
9.14	Jurisdiction and Venue	81
9.15	Integration	82
9.16	Waiver of Punitive and Consequential Damages	82
9.17	Counterparts	82
9.18	USA Patriot Act Notice	82
9.19	Tax Shelter Regulations	82
9.20	Contribution and Indemnification	82
9.21	Inconsistencies with Other Documents	82

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LIST OF SCHEDULES

Schedule 1.2B	–	Percentage Shares	S-1.2B-i
Schedule 2.2	–	Use of Loan Proceeds	S-2.2-i
Schedule 3.1(h)	–	Certain Agreements	S-3.1(h)-i
Schedule 3.1(p)	–	Direction Letters	S-3.1(p)-i
Schedule 4.5A	–	Liens	S-4.5A-i
Schedule 4.5B	–	Real Property	S-4.B-i
Schedule 4.5C	–	Oil and Gas Properties	S4.5C-i
Schedule 4.6	–	Accounts Payable	S-4.6-i
Schedule 4.9	–	Liabilities and Litigation	S-4.9-i
Schedule 4.10	–	Authorizations; Consents	S-4.10-i
Schedule 4.13	–	Environmental Disclosures	S-4.13-i
Schedule 4.17	–	Refunds	S-4.17-i
Schedule 4.18	–	Gas Contracts	S-4.18-i
Schedule 4.22A	–	Subsidiaries	S-4.22A-i
Schedule 4.22B	–	Organizational Chart	S-4.22B-i
Schedule 4.24	–	EIN, Jurisdiction of Formation and Location	S-4.24-i
Schedule 4.26	–	Related Party Transfers	S-4.26-i
Schedule 4.27A	–	Material Contracts	S-4.27A-i
Schedule 4.28B	–	Material Contracts	S-4.27B-i
Schedule 4.29	–	Brokers	S-4.29-i
Schedule 4.31	–	Marketing of Production	S-4.31-i
Schedule 6.18	–	Deposit Accounts	S-6.18-i

LIST OF EXHIBITS

Exhibit A		Form of Note	A-i
Exhibit B		Form of Compliance Certificate	B-i
Exhibit C		Form of Assignment Agreement	C-i
Exhibit D		Form of Borrowing Request	D-i
Exhibit E		Form of Cash Flow Sweep Worksheet	E-I

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TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT is made and entered into effective February 3, 2020, by and among ELYSIUM ENERGY, LLC, a Nevada limited liability company (“Elysium”), ELYSIUM ENERGY LA, LLC, a Louisiana limited liability company (“Elysium LA”), ELYSIUM ENERGY TX, LLC, a Texas limited liability company (“Elysium TX”), POINTE A LA HACHE, L.L.C., a Delaware limited liability company (“Pointe”), TURTLE BAYOU, L.L.C., a Delaware limited liability company (“Turtle”), POTASH, L.L.C., a Delaware limited liability company (“Potash”), RAMOS FIELD, L.L.C., a Delaware limited liability company (“Ramos”), and each direct and indirect Subsidiary of the foregoing from time to time (each a “Borrower” and, collectively, the “Borrowers”), ELYSIUM ENERGY HOLDINGS, LLC, a Nevada limited liability company (“Holdings”), each lender that is a signatory hereto or becomes a party hereto as provided in Section 9.1 (individually, together with its successors and assigns, a “Lender” and, collectively, together with their respective successors and assigns, the “Lenders”), and 405 WOODBINE LLC, a Delaware limited liability company (“Woodbine”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the “Agent”).

W I T N E S S E T H:

The Borrowers have requested, and the Lenders are willing to make the Term Loans, the proceeds of which will be used to: (a) fund the acquisition, pursuant to the Acquisition Agreement of certain mineral assets described therein (the “Acquisition”); and (b) to finance the acquisition contemplated under the Acquisition Agreement. The Lenders have indicated their willingness to extend credit upon the terms and subject to the conditions of this Agreement and the other Loan Documents.

In consideration for the mutual covenants and agreements herein contained, the parties hereto, hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1 Terms Defined Above. As used in this Agreement, each of the terms “Agent,” “Woodbine,” “Borrower,” “Borrowers,” “Holdings,” “Elysium,” “Elysium LA,” “Elysium TX,” “Pointe,” “Turtle,” “Potash,” “Ramos” and “Lender,” “Lenders,” shall have the meaning assigned to such term hereinabove.

1.2 Additional Defined Terms. As used in this Agreement, each of the following terms shall have the meaning assigned thereto in this Section 1.2 or in Sections referred to in this Section 1.2, unless the context otherwise requires:

“AAA” shall mean the American Arbitration Association.

“Acquisition Agreement” refers collectively to that certain Purchase and Sale Agreement dated October 10, 2019 by and among Elysium, as purchaser, and 5JAbor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, LLC, Jamsam Energy, L.L.C., Lake Boeuf Investments, LLC, Oakley Holdings, L.L.C., Plaquemines Holdings, L.L.C., collectively as sellers, as amended on or about December 23, 2019, and as it may be further amended, supplemented or otherwise modified with the consent of the Agent.

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“Acquisition Documents” means the Acquisition Agreement, the Acquisition Escrow Agreement and all other documented contemplated thereunder.

“Acquisition Escrow Agreement” means that certain Escrow Agreement, dated as of October 10, 2019, by and among Elysium, as purchaser, and 5JAbor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, LLC, Jamsam Energy, L.L.C., Lake Boeuf Investments, LLC, Oakley Holdings, L.L.C., Plaquemines Holdings, L.L.C., collectively as sellers.

“Acquisition Properties” shall mean the Oil and Gas Properties owned by one or more of the Borrowers as of the Effective Date.

“Additional Amount” shall have the meaning set forth for such term in Section 2.6.

“Adjusted Strip Prices” shall mean the NYMEX average monthly settlement price for crude oil and natural gas future contracts for the remaining calendar year of the year of the report effective date and the subsequent yearly NYMEX average monthly settlement price for each of the succeeding four calendar years. After that time, the price will be held constant for the remaining life of the properties at the last yearly price calculated above. This price will be reduced by averaging over the preceding 12 months the monthly price difference between the NYMEX average monthly price and the actual monthly sales price at the sales delivery point. The price will be further reduced by any marketing expenses and historical basis differentials not already reflected in the sales price.

“Administrator” shall have the meaning assigned to such term in Section 9.13.

“Affiliate” shall mean, as to any Person, any other Person directly or indirectly, controlling, or under common control with, such Person and includes, as to the Borrowers, any Subsidiary of the Borrowers and any “affiliate” of the Borrowers within the meaning of Rule 12b-2 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, with “control,” as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

“Agent Observer” shall mean any representative of the Agent designated by the Agent from time to time by written notice to the Borrowers.

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“Agreement” shall mean this Term Loan Agreement, as it may be amended, supplemented, restated, amended and restated, or otherwise modified from time to time.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Lending Office” shall mean, for each Lender, the lending office of such Lender (or an Affiliate of such Lender) designated on the signature pages hereof or in an Assignment Agreement or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers as the office by which its Percentage Share of the Term Loan is to be made and maintained.

“Applicable Tax Percentage” shall mean the highest effective marginal combined rate of federal, state and local income taxes (taking into account the deductibility of state and local taxes for federal income tax purposes) to which any Person holding voting Equity Interests of any Borrowers would be subject in the relevant year of determination, taking into account only such Person’s share of income and deductions attributable to its equity ownership interest in such Borrowers.

“Approved Hedge Counterparty” shall mean (a) Cargill, (b) BP or an Affiliate thereof, (c) any Lender or (d) a counterparty to a Commodity Hedge Agreement with the Borrowers approved by the Agent.

“Arbitration Order” shall have the meaning assigned to such term in Section 9.13.

“Assignment Agreement” shall mean an Assignment Agreement in substantially the form of Exhibit C, with appropriate insertions or such other form as approved by the Agent.

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Benefited Lender” shall have the meaning assigned to such term in Section 2.7(c).

“Blocked Person” shall have the meaning assigned to such term in Section 4.23.

“Borrowing Request” shall mean a written borrowing request in the form of Exhibit D, executed by a Responsible Officer of the Borrowers.

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“BP” shall mean BP Energy Company, a Delaware corporation.

“Business Day” shall mean any day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of New York, or any other day when banking is suspended in the State of New York.

“Business Entity” shall mean a corporation, partnership, joint venture, limited liability company, joint stock association, business trust, or other business entity.

“Capital Expenditures” shall have the meaning assigned to such term by GAAP.

“Capital Lease” means, as applied to any Person, any lease of (or other arrangement conveying the right to use) any property (whether real, personal or mixed) by that Person as lessee (or the equivalent) that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cargill” shall mean Cargill, Incorporated, a Delaware corporation.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean (a) a Transfer of direct or indirect Equity Interests in Holdings, that when added to all prior Transfers, will result in a Transfer of thirty percent (30%) or more of the beneficial ownership interest of Holdings, or (b) Holdings shall fail to own one hundred percent (100%) of Elysium.

“Citibank” shall mean Citibank, N.A.

“Closing Date” shall mean the Effective Date of this Agreement.

“Collateral” shall mean the Mortgaged Properties, all of the Equity Interests in the Borrowers and any other Property of any Person now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations, and expressly including “as extracted collateral” as defined in the UCC or the Uniform Commercial Code of any other applicable state; provided that in no event shall “Collateral” include any Excluded Assets; provided further that proceeds of Excluded Assets (that do not otherwise constitute Excluded Assets) shall be Collateral.

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“Commitment” shall mean, as to each Lender, its obligations to make its Percentage Share of the Term Loan and maintain its Percentage Share of the Loan Balance.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commodity Hedge Agreement” shall have the meaning assigned to such term in Section 1a(47) of the Commodity Exchange Act and, if not within the scope of such definition, shall include any crude oil, natural gas or other hydrocarbon floor, collar, cap, swap, price protection or hedge agreements, including any schedules, annexes and supplements thereto and trade confirmations thereunder.

“Commonly Controlled Entity” shall mean any Person which is under common control with the Borrowers within the meaning of Section 4001 of ERISA.

“Compliance Certificate” shall mean each certificate, substantially in the form attached hereto as Exhibit B, executed by the Financial Officer of the Borrowers and furnished to the Agent from time to time in accordance with the provisions of Section 5.2 or Section 5.3, as the case may be.

“Connection Income Taxes” shall mean any net income or franchise Tax imposed in lieu of a net income Tax on a Person by a jurisdiction with which such Person has a present or former connection (other than a connection arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a “primary obligation”) in any manner, whether directly or indirectly, including any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

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“Contract Operating Agreement” means that certain Contract Operating Agreement dated as of the date hereof, executed by Elysium, and Petrodome Operating Company, LLC, in form and substance satisfactory to the Agent in its sole discretion.

“Contract Rate” shall mean a daily interest rate equal to the per annum interest rate equal to the Prime Rate for each relevant day plus seven and three-quarters percent (7.75%) converted to a daily rate on the basis of a year of 360 days and the rate so determined for each relevant day being applied on the basis of actual days elapsed (including the first day, but excluding the last day) during the period for which interest is payable at such rate, but in no event shall any such rate exceed, as to any Lender, the Highest Lawful Rate.

“Contribution Percentage” shall mean, for each party obligated to make a payment due pursuant to the provisions of Section 9.20, the percentage obtained by dividing such party’s Obtained Benefit by the aggregate Obtained Benefits of the Borrowers.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise (provided that individual natural persons who are members of a board of managers or board of directors of a Person shall not be deemed to Control such Person solely because of such membership). “Controlling” and “Controlled” have meanings correlative thereto.

“Current Assets” shall mean all assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Borrowers as of the date of calculation, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP, but excluding deferred tax assets, if any, and non-cash derivative current assets to the extent such positions have not been closed arising from Commodity Hedge Agreements, if any, otherwise included as an asset in preparing such a balance sheet.

“Current Liabilities” shall mean the sum of (a) all liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of the Borrowers as of the date of calculation, (b) payments on other Liabilities pursuant to the provisions of Section 2.3(a) or Section 2.10, other than the payment of principal due on the Maturity Date and (c) payments on other Liabilities not prohibited by applicable provisions of this Agreement, if any, but excluding from the resulting amount (x) deferred tax obligations, if any, due within one year after the date of determination of such sum, (y) required principal payments in reduction of the Loan Balance and (z) non-cash derivative current liabilities arising from Commodity Hedge Agreements, including those arising from the application of ASC Topic 815, Derivatives and Hedging or ASC Topic 410, Asset Retirement and Environmental Obligations, to extent any of such items (x), (y) or (z) would otherwise be included as a liability in determining such sum.

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“Default” shall mean any event or occurrence, which with the lapse of time or the giving of notice or both would become an Event of Default.

“Default Rate” shall mean an interest rate equal to the Contract Rate plus two percent (2%) per annum, but in no event shall such rate exceed the Highest Lawful Rate.

“Development Plan” shall mean the plan for the development of the Oil and Gas Properties for the succeeding calendar year, the initial such plan being submitted to the Agent for approval, in its sole discretion.

“Direction Letters” shall mean, collectively, letters, in form and substance reasonably satisfactory to the Agent, from the relevant Borrower to all purchasers of production directing to remit payment to the Lockbox by mail or to the Lockbox Account by wire transfer.

“Dispute” shall have the meaning assigned to such term in Section 9.13.

“Disqualified Equity Interest” shall mean any Equity Interest which, by its terms (or by the terms of any security or any other Equity Interest into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a customarily defined change of control or asset sale and only so long as any rights of the holders thereof after such change of control or asset sale shall be subject to the prior repayment in full of the Obligations that are accrued and payable), (b) provides for scheduled payments of dividends in cash, (c) is redeemable at the option of the holder thereof, in whole or in part, (d) is secured by any assets of the Borrowers or (e) is or becomes convertible into or exchangeable for Indebtedness or any other Disqualified Equity Interest, in whole or in part, in each case, on or prior to the date that is ninety one (91) days after the Maturity Date at the time of issuance.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

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“Earnings Before Interest and Taxes” shall mean for any period the sum of (i) net income (or loss) of Borrowers and any Subsidiaries for such period (excluding any non-cash expenses such as non-cash hedging gains or losses, deferred income taxes, other itemized non-cash expenses, one-time non-cash gains and one-time non-cash losses and extraordinary gains), plus (ii) one-time expenses and extraordinary losses for which Agent has provided its prior written consent in its sole discretion plus (iii) all interest expense, fees and penalties associated with interest payments or debt payments of the Borrowers for such period, plus (iv) all charges against income of the Borrowers for such period for federal, state and local taxes, plus (v) any unrealized Swap losses which were deducted from net income.

“EBITDA” shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) all non-cash items such as depreciation, depletion and amortization expenses, any full cost write-downs, and any other itemized non-cash expenses for such period (all without duplication).

“Effective Date” shall mean the date on which the conditions specified in Section 3.1 are satisfied.

“Eligible Contract Participant” shall have the meaning assigned to such term in the Commodity Exchange Act and the regulations thereunder.

“Environmental Complaint” shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrowers, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrowers or the business conducted thereon.

“Environmental Laws” shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Occupational Safety and Health Act, the Oil Pollution Act, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of any Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, decree, permit, concession, grant, franchise, license, agreement or governmental restrictions or order adopted pursuant thereto, including all common law relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances, air emissions, discharges to waste or public systems and health and safety matters.

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“Environmental Permit” means any permit, permit by rule, registration, license, approval, consent, exemption, variance or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and the regulations thereunder and interpretations thereof.

“Event of Default” shall mean any of the events specified in Section 7.1.

“Excess Cash Flow” shall mean, for any fiscal quarter of Borrowers, the excess, if any, of EBITDA for such fiscal quarter over the sum of the following (but without duplication of any amounts in separate clauses below and without duplication of any amounts deducted in determining net income): (i) cash interest expense, (ii) Permitted Tax Distributions and cash income tax expense, (iii) the amount of any Capital Expenditures and maintenance Capital Expenditures included in the Development Plan to the extent approved by Agent in writing that are: (A) paid in cash during such period, (B) incurred by not yet paid in cash during such period, or (C) otherwise approved for such calculation approved by Agent in writing, (iv) cash fees and expenses incurred in connection with this Agreement and the Loan Documents, (v) any scheduled payments, repayments and voluntary prepayments of the Term Loan made in such fiscal quarter and (vi) any noncash items that increased net income that have not been deducted in the determination of EBITDA.

“Excess Cash Flow Application Date” shall have the meaning assigned to such term in Section 2.9(b).

“Excess Payments” shall have the meaning assigned to such term in Section 9.20.

“Excluded Assets” shall mean (i) any General Intangibles (as defined in the UCC) or other rights arising under any contracts, instruments, licenses or other documents to the extent the grant, assignment, transfer, creation, attachment, perfection or enforcement of a security interest would (x) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, assignment, transfer, creation, attachment, perfection or enforcement, unless and until any required consents shall have been obtained, which the applicable Borrower shall use commercially reasonable efforts to obtain or (y) give any other party to such contract, instrument, license or other document a valid and enforceable right to terminate its obligations thereunder or to take any other default remedy thereunder, unless and until any required consents shall have been obtained, which the applicable Borrower shall use commercially reasonable efforts to obtain; provided, that in any event any money or other amounts due or to become due under any such General Intangible, contract, agreement, instrument or license shall not be “Excluded Assets” and (ii) any property to the extent that the Borrowers are prohibited from granting a security interest in, pledge of, or lien upon any such property by reason of (x) an existing and enforceable negative pledge provision to the extent such provision does not violate the terms of this Agreement, unless and until any required consents shall have been obtained, which the applicable Borrower shall use commercially reasonable efforts to obtain or (y) applicable law or regulation to which such Borrowers are subject, except (in the case of either of the foregoing clauses (ii)(x) and (ii)(y)) to the extent such restriction, termination right or prohibition is rendered unenforceable or ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law. For the avoidance of doubt, notwithstanding the foregoing, the “Excluded Assets” shall not include the Oil and Gas Properties or any seismic data, rights or related agreements of the Borrowers.

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“Excluded Swap Obligation” shall mean, with respect to the Borrowers, any Swap Obligation if, and to the extent that, all or a portion of the grant by the relevant Borrower of a Lien to secure such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the relevant Borrower’s failure, for any reason, to constitute an Eligible Contract Participant at the time the grant of such Lien becomes effective with respect to such Swap Obligation and, if a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Commodity Hedge Agreements for which such Lien is or becomes illegal.

“Excluded Taxes” means (a) with respect to any and all payments to the Agent, any Lender or any recipient of any payment to be made by or on account of any Obligation, net income taxes, branch profits taxes, franchises and excise taxes (to the extent imposed in lieu of net income taxes), and all interest, penalties and liabilities with respect thereto, imposed on the Agent or any Lender, and (b) with respect to Agent, any Lender or any other Person, any Taxes unrelated to the Obligations or this Agreement.

“Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

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“Financial Officer” shall mean, for any Business Entity, the designated company representative, principal accounting officer, treasurer, manager or controller of such Business Entity.

“Financial Statements” shall mean statements of the financial condition of the Borrowers on a consolidated basis, as at the point in time and for the period indicated, including all notes thereto, and consisting of at least a balance sheet and related statements of operations, shareholders, members’ or partners’ equity and cash flows and, when required by applicable provisions of this Agreement, to be audited, accompanied by the unqualified certification of a nationally-recognized or regionally-recognized firm of independent certified public accountants or other independent certified public accountants reasonably acceptable to the Agent and footnotes to any of the foregoing, all of which, unless otherwise indicated, shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal year.

“Foreign Lender” shall have the meaning assigned to such term in Section 2.6(f).

“GAAP” shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States of America from time to time.

“General and Administrative Costs” means, for any period, the aggregate of all general and administrative costs and expenses incurred by the Borrowers, including, without limitation, costs incurred for overhead (including each Borrower’s working interest share of overhead charges owed to an Affiliate of such Borrower under applicable joint operating agreements), costs of payroll and benefits for corporate staff, costs of maintaining a headquarters, costs of managing production and development operations, rent expense, costs of supplies, travel and insurance, IT expenses, accounting and other fees for professional services, including legal, consulting, engineering and broker related fees and expenses, but excluding (i) non-recurring items acceptable to the Agent, (ii) expenses and costs of other, third-party working interest owners of Oil and Gas Properties operated by the Borrowers and each Borrower’s working interest share of overhead owed to a designated operator (that is not an Affiliate of the Borrowers) pursuant to applicable joint operating agreements, (iii) payment of reimbursement of any accounting, engineering and legal fees of the Agent’s and any Lender pursuant to the terms of the Loan Documents, (iv) payment of the annual administration fee for the Agent pursuant to the Agent fee letter, and (v) expenses and costs incurred in administering the Operating Accounts, in an amount not to exceed $5,000 in the aggregate per fiscal year.

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“Governmental Authority” shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Hazardous Substances” shall mean any substance regulated or as to which liability might arise under any applicable Environmental Law including; flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), radon, infections or medical wastes, toxic substances or related materials, petroleum, petroleum products, petroleum substances, associated oil or natural gas exploration, production, and development wastes and any components, fractions, or derivatives thereof, or any chemical, compound, material, product, byproduct, substance or waste, defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “solid waste,” “toxic water,” “extremely hazardous substance,” or “toxic substances,” “contaminant,” “pollutant,” or words of similar meaning or import found in the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, or any other Requirement of Law.

“Highest Lawful Rate” shall mean, with respect to any Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged or received under laws applicable to such Lender, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

“Hydrocarbon Interests” shall mean all rights, options, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” shall mean crude oil, bitumen, synthetic crude oil, petroleum, gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom, and all related hydrocarbons and any and all other substances whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

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“Indebtedness” shall mean, as to any Person, without duplication, (a) all liabilities (excluding capital, surplus, reserves for deferred income taxes, deferred compensation liabilities and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien), (e) the principal component of all direct or contingent obligations of such Person under letters of credit, banker’s acceptances and similar instruments and (f) net obligations of such Person payable with respect to any Commodity Hedge Agreements, except for ordinary course of business settlement payments.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 5.20.

“Independent Reserve Engineer” means Laroche Petroleum Consultants or such other petroleum engineering firm approved in writing by the Agent.

“Initial Reserve Report” shall mean a report prepared by the Reserve Engineer covering the Reserves attributable to the interest of one or more of the Borrowers in Oil and Gas Properties in form and substance satisfactory to the Agent and the Independent Reserve Engineer in their sole discretion.

“Insolvency Proceeding” shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States of America Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor’s relief, or other similar law of the United States of America, the State of Delaware, or any other jurisdiction.

“Intellectual Property” shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know‑how, and processes.

“Interest Payment Date” shall mean, with respect to any Term Loan, the first Business Day of each calendar month.

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“Investment” in any Person shall mean any stock, bond, note or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

“Liabilities” shall mean, for the Borrowers on a consolidated basis, all Indebtedness and other liabilities and obligations, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect or absolute, fixed or contingent, and whether or not required to be considered for purposes of compliance with GAAP.

“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes).

“Limitation Period” shall mean, with respect to any Lender, any period while any amount remains owing on the Note payable to such Lender and interest on such amount, calculated at the Contract Rate, plus any fees or other sums payable to such Lender under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

“Loan Balance” shall mean, at any point in time, the aggregate outstanding principal balance of the Notes at such time.

“Loan Documents” shall mean this Agreement, the Notes, the Security Documents, the Subordination Agreement and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with any of the foregoing, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

“Lockbox” shall mean the Post Office Box maintained with or through Citibank.

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“Lockbox Account” shall mean the deposit account maintained by the Agent with Citibank and associated with the Lockbox.

“Material Adverse Effect” shall mean (a) any adverse effect on the business, operations, properties, liabilities or financial condition of the Borrowers, on a consolidated basis, which increases, in any material respect, the risk that any of the Obligations will not be repaid as and when due, (b) any material and adverse effect upon the Collateral, including any material and adverse effect upon the value or impairment of any Borrowers’ or any other Person’s ownership of any material portion of the Collateral, (c) any material adverse effect on the validity or enforceability of any Loan Document or (d) any material adverse effect on the rights or remedies of the Agent or any Lender under a Loan Document.

“Material Contract” means, collectively, (a) any written contract or agreement requiring payments to be made or providing for payments to be received, in each case in excess of $1,000,000 individually or, if involving a series of related contracts or agreements, in the aggregate during any 12-month period, (b) any other written contract or other arrangement to which any Borrower is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect and (c) any written agreement or instrument evidencing or governing Indebtedness (including, for the avoidance of doubt, any Commodity Hedge Agreement, but excluding the Loan Documents) with a principal amount or notional amount in excess of $500,000; provided that any bid, surety, performance, appeal, regulatory or similar bonds obtained in the ordinary course of business, shall not be considered a Material Contract.

“Maturity Date” shall mean the earlier to occur of (i) the date that is thirty (30) months after the Effective Date; provided, that if such date is not a Business Day it shall be the succeeding Business Day or (ii) the date the Term Loan is accelerated pursuant to this Agreement.

“Minimum Required Commodity Hedge Agreements” shall mean Commodity Hedge Agreements between the Borrower and one or more Approved Hedge Counterparties covering not less than (i) seventy-five percent (75%) of each Borrower’s next twelve (12) months of forward projected oil and gas production based on PDP set forth in the most recent Reserve Report, (ii) sixty percent (60%) of each Borrower’s thirteenth (13th) month through twenty-fourth (24th) month forward projected oil and gas production based on PDP set forth in the most recent Reserve Report, and (iii) fifty percent (50%) of each Borrower’s twenty-fifth (25th) month through thirty-sixth (36th) month forward projected oil and gas production based on PDP set forth in the most recent Reserve Report.

“Mortgaged Properties” shall mean all Oil and Gas Properties of the Borrowers subject to a perfected first priority Lien (subject only to Permitted Liens) in favor of the Agent, as security for the Obligations.

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“Mortgages” shall mean, collectively, the mortgages executed by the Borrowers to the Agent for the benefit of the Lenders providing a lien on all Real Property and Oil and Gas Properties owned or leased by the Borrowers.

“Notes” shall mean, collectively, the promissory note or notes executed by the Borrowers and payable to each Lender in the face amount of the Percentage Share of such Lender of the amount of the Term Loan in the form attached hereto as Exhibit A with all blanks in such form completed appropriately, together with all renewals, extensions for any period, increases and rearrangements thereof.

“Notice of Termination” has the meaning assigned to such term in Section 2.14.

“NYMEX” shall mean the New York Mercantile Exchange.

“Obligations” shall mean, without duplication of the same amount in more than one category, (a) all Indebtedness of the Borrowers evidenced by the Notes, (b) all other obligations and liabilities of the Borrowers to the Agent or the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any other Loan Document, and (c) amounts owing or to be owing by any Borrowers under any Commodity Hedge Agreements between such Borrowers and any Approved Hedge Counterparty (which it is agreed shall rank pari passu with all other items listed in this definition), except Excluded Swap Obligations, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

“Obtained Benefit” shall mean, with respect to any Borrower, the aggregate amount of benefits, both direct and indirect, obtained by the relevant Borrower from the extension of credit to the Borrowers under this Agreement and not repaid by the relevant Borrower.

“OFAC” shall mean the Office of Foreign Assets Control of the United States of America Department of the Treasury, or any other any successor Governmental Authority.

“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

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“Operating Accounts” shall mean, collectively, one or more separate deposit accounts, including the deposit accounts maintained by one or more of the Borrowers with Bank of America, N.A., as reflected on Schedule 6.18, each of which deposit accounts shall be subject to a deposit account control agreement with shifting control among the Borrowers, Bank of America, N.A. and the Agent (each, a “Deposit Account Control Agreement”).

“Operator Event of Default” means (a) a default or event of default by Petrodome Energy, LLC under any document evidencing Indebtedness, (b) Petrodome Energy, LLC shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors of all or substantially all of its assets, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding, or (c) Viking shall cease to own 100% of the Equity Interests in Petrodome Energy, LLC.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“PDP” shall mean Proved Developed Producing Reserves.

“Percentage Share” shall mean, as to each Lender, the applicable percentage set forth on Schedule 1.2B.

“Permitted Liens” shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers’ compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, employee benefits, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, constructors, laborers, landlords or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens securing leases of equipment, provided that, as to any particular lease, the Lien covers only the relevant leased equipment and secures only amounts which are not yet due and payable under the relevant lease or are being contested in good faith by appropriate proceedings and such reserve as required by GAAP shall have been made therefor, (e) Liens in favor of the Agent securing the Obligations and other Liens expressly permitted hereunder or in the Security Documents, (f) Liens securing equipment financed with Indebtedness or other purchase money financings pursuant to Section 6.1(f), and (g) Liens on cash and securities and deposits securing the Borrowers’ reimbursement obligations with respect to bid, surety, performance, appeal, regulatory or similar bonds obtained in the ordinary course of business.

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“Permitted Tax Distributions” shall mean, with respect to any Borrower, (A) so long as it is taxable as a partnership for United States federal income tax purposes, tax distributions to the partners or members of the relevant Borrower in an aggregate amount that does not exceed, with respect to any period, an amount equal to (a) the product of (i) the Applicable Tax Percentage multiplied by (ii) such Borrower’s federal taxable income, minus (b) to the extent not previously taken into account, any income tax benefit attributable to such Borrower which could be utilized by its partners or members, in the current or any prior year, or portion thereof, from and after the Closing Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided that the computation of distributions under this definition shall also take into account (x) the deductibility of state and local taxes for federal income tax purposes and (y) any difference in the Applicable Tax Percentage resulting from the nature of the taxable income (such as capital gain as opposed to ordinary income, if applicable) or (B) for any fiscal year (or portion thereof) for which a Borrower is disregarded as an entity separate from a corporate parent for U.S. federal income tax purposes, an aggregate amount not to exceed the amount of such Taxes that such Borrower and/or its applicable Subsidiaries would have paid had such Borrower and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate group); provided, that Permitted Tax Distributions in respect of any fiscal year may be paid throughout the fiscal year to cover estimated tax payments as reasonably determined by the Borrowers.

“Person” shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated organization, government, any agency or political subdivision of any government or any other form of entity.

“Plan” shall mean, at any time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrowers, or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Fee” shall mean a fee as calculated below to compensate Lenders for liquidated damages sustained by each Lender as a result of the prepayment, and the Borrowers agree that such amount is reasonable under the circumstances currently existing. The Prepayment Fee shall be the product of (a) the amount of the prepayment, multiplied by (b) the applicable prepayment percentage set forth below as of the date of such prepayment:

Repayment Date (on or between)	Prepayment Percentage
Closing Date to February 3, 2021	5%
February 3, 2021 to February 3, 2022	3%
February 3, 2022 to the last day of the calendar month preceding the Maturity Date	0%

“Prime Rate” means the prime rate published by The Wall Street Journal’s “Money Rate” or similar table. If multiple prime rates are quoted in the table, then the highest prime rate will be the Prime Rate. In the event that the prime rate is no longer published by The Wall Street Journal in the “Money Rates” or similar table, then the Agent may select an alternative published index based upon comparable information as a substitute Prime Rate. Upon the selection of a substitute Prime Rate, the applicable interest rate shall thereafter vary in relation to the substitute index. Notwithstanding the foregoing, in no event shall the Prime Rate ever be less than one and four and three-quarters percent (4.75%).

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“Principal Office” shall mean the principal office of the Agent in New York, New York, presently located at 405 Lexington Avenue, 59th Floor, New York, New York 10174 or such other location as Agent may designate from time to time.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proved Developed Producing Reserves” or “PDP Reserves” has the meaning assigned to such term in the SPE/SEC Standards.

“Proved Reserves” has the meaning assigned to such term in the SPE/SEC Standards.

“Proved Undeveloped Reserves” has the meaning assigned such term in the SPE/SEC Standards.

“PUD” shall mean Proved Undeveloped Reserves.

“PV-10” shall mean present value discounted at ten percent (10%).

“Qualified ECP Borrower” shall mean, in respect of any Swap Obligation, each Borrower that has total assets exceeding $10,000,000 at the time the relevant grant of any Lien becomes effective with respect to such Swap Obligation or such other Person as constitutes an Eligible Contract Participant and can cause another Person to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” shall mean all of each Borrower’s right, title and interest in and to the owned and leased real property (other than the Oil and Gas Properties), including the fixtures and improvements thereon, as of the date hereof or which is hereafter owned or leased by any Borrower.

“Register” has the meaning assigned to it in Section 9.1(b).

“Regulatory Change” shall mean, with respect to any Lender, the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law, or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of lenders including such Lender; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

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“Release of Hazardous Substances” shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrowers.

“Replacement Lenders” has the meaning assigned to such term in Section 2.14.

“Required Lenders” shall mean Lenders whose Percentage Shares total at least fifty one percent (51%).

“Requirement of Law” shall mean, as to any Person, the certificate or articles of incorporation and by-laws, the certificate or articles of organization and regulations, operating agreement or limited liability company agreement, the agreement of limited partnership or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation or determination of an arbitrator, court or other Governmental Authority, including rules, regulations, orders and requirements for permits, licenses, registrations, approvals or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserve Engineer” means Netherland Sewell and Associates, Inc. or such other petroleum engineering firm approved in writing by the Agent.

“Reserve Report” shall mean the Initial Reserve Report, and any subsequent report prepared by the Reserve Engineer (and in consultation with the Independent Reserve Engineer), substantially in the form of and utilizing the same data set as the Initial Reserve Report covering the Reserves attributable to the interests of one or more of the Borrowers in Oil and Gas Properties.

“Reserves” shall mean volumes of Hydrocarbons.

“Responsible Officer” shall mean, as to any Business Entity, its President, any of its Vice Presidents, its Financial Officer or any other Person duly authorized, in accordance with the applicable organizational documents, bylaws, regulations or resolutions, to act on behalf of such Business Entity.

“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.

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“Security Documents” shall mean, collectively, (a) the security documents executed and delivered by the Borrowers securing the Term Loan, including but not limited to any deed of trust, mortgage, pledge agreement, security agreement, collateral agreement or Deposit Account Control Agreement and (b) other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, supplemented, restated or otherwise modified from time to time (for avoidance of doubt, including each Deposit Account Control Agreement with Bank of America, N.A.).

“Solvent” shall mean, with respect to any Person on any date of determination (after giving effect to the making of the Term Loan and the application of the proceeds thereof and to the provisions of Section 9.20, if applicable), that on such date (a) the fair value of the assets of such Person is not less than the total amount of liabilities, including Contingent Obligations, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to pay its debts and liabilities, Contingent Obligations and other commitments as they mature in the ordinary course of business and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute an unreasonably small capital. For purposes of this definition, the amount of Contingent Obligations at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPE Definitions” shall mean, with respect to any term, the definition thereof as adopted by the Board of Directors of the Society of Petroleum Engineers (SPE).

“SPE/SEC Standards” shall mean the more restrictive of the standards and/or definitions, as determined by the Agent, set forth by (a) the SEC and (b) the Society of Petroleum Engineers or the SPE Definitions.

“Subordinated Indebtedness” shall mean any sum of money and/or property, whether now owing or otherwise, permitted by the Agent pursuant to the terms hereof, owed by one or more of the Borrowers to: (i) any other Borrower, (ii) any manager, member, general partner, limited partner or officer of any Borrower, (iii) Viking, and (iv) any other party directly or indirectly related to any Borrower.

“Subordination Agreement” means that certain Operator Subordination Agreement dated as of the date hereof, by and among _______, the Agent and Petrodome Operating Company, LLC, in form and substance satisfactory to the Agent in its sole discretion.

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“Subsidiary” shall mean, as to any Person, any Business Entity of which shares of stock or other Equity Interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other governing body or managers of such Business Entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Superfund Site” shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States of America.

“Swap” has the meaning assigned to such term in Section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean, with respect to the Borrowers, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap.

“Tax Related Person” means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by the Agent, a Lender or any Tax Related Person of any of the foregoing.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, fees, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan” shall mean the loan made by the Lenders to or for the benefit of the Borrowers pursuant to this Agreement.

“Terminated Lender” has the meaning assigned to such term in Section 2.14.

“Termination Date” has the meaning assigned to such term in Section 2.14.

“Total Proved Reserves” shall be as defined in the SPE/SEC Standards.

“Total Secured Debt” shall mean all Indebtedness of the Borrowers that is secured by a Lien on the property or assets of the Borrowers.

“Transfer” shall mean the issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition (including through a plan of division), hypothecation, mortgage or encumbrance of any ownership interest in Elysium or in any entity having an ownership interest in Elysium, whether direct or indirect (or entering into any agreement or contract to do any of the foregoing that is not conditioned on compliance with the terms of the Loan Documents), or undertaking, suffering or causing any of the foregoing to occur voluntarily, involuntarily or by operation of law.

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“Transferee” shall mean any Person to which any Lender has sold, assigned, transferred or granted a participation in any of the Obligations, as authorized pursuant to the provisions of Section 9.1, and any Person acquiring, by purchase, assignment, transfer or participation, from any such purchaser, assignee, transferee or participant, any part of such Obligations.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unrestricted Cash” shall mean, at any time, (a) all cash of the Borrowers that meets each of the following criteria: such cash is (i) denominated in Dollars, (ii) not subject to any Lien except Liens to secure the Obligations, (iii) not subject to any restriction as to its use, (iv) in the United States in an Operating Account, and (v) not being held for use for any anticipated investment, payment or other specific purpose, less (b) one hundred percent (100%) of hedging liabilities in excess of $500,000 and less (c) one hundred percent (100%) of payables that are over ninety (90) days aged.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Viking” shall mean Viking Energy Group, Inc.

1.3 Undefined Financial Accounting Terms. Financial accounting terms used in this Agreement without definition are used herein with the respective meanings assigned thereto in accordance with GAAP at the time in effect.

1.4 References. References in this Agreement to Schedule, Exhibit, Article or Section numbers shall be to Schedules, Exhibits, Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Schedule, Exhibit, Article or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be. Except as otherwise indicated, references in this Agreement to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation referred to. References in this Agreement to (i) a matter or item being “approved”, “consented to” or words of similar import shall mean such action is taken in writing and (ii) “writing” shall include printing, typing, lithography, facsimile reproduction and other means of reproducing words in a tangible visible form. References in this Agreement to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. References in this Agreement to Persons include their respective successors and permitted assigns.

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1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

1.7 Incorporation of Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

1.8 Negotiated Transaction. Each party to this Agreement affirms to the others that it has had the opportunity to consult, and discuss the provisions of this Agreement with, independent counsel and fully understands the legal effect of each provision.

ARTICLE II

TERMS OF FACILITY

2.1 Term Loan.

(a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a Term Loan to the Borrowers on the Effective Date in a principal amount not to exceed the applicable term loan commitment set forth on Schedule 1.2B, in the manner and for the purposes provided in Section 2.2. Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Term Loan made on the Effective Date shall be equal to 96.00% of the principal amount of such Term Loan (it being agreed that the full principal amount of each such term Loan shall be the “initial” principal amount of such Term Loan and deemed outstanding on the Effective Date and the Borrowers shall be jointly and severally obligated to repay 100.00% of the principal amount of each such Term Loan as provided hereunder). The parties hereto acknowledge and agree that such 4.00% of original issue discount shall be treated as reducing the issue price of the Term Loan by like amount in accordance with Treasury Regulation Section 1.1273-2(g)(2), resulting in an aggregate of four percent (4%) of original issue discount in respect of the Term Loan for federal income tax purposes, and shall report consistently therewith for all purposes.

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(b) The Borrowers may request the Term Loan by providing at least one (1) Business Day’s prior written notice thereof to the Agent, in the form of a Borrowing Request. Each Lender shall severally make available to the Agent an amount equal to such Lender’s Percentage Share of the Commitment at an account designated by the Agent by 11:00 a.m. New York time on the Effective Date. The amount so received by the Agent shall, upon receipt of all requested funds and subject to the terms and conditions hereof, be made available to one or more of the Borrowers, as directed by the Borrowers, in immediately available funds. The portion of the Term Loan to be repaid to each Lender shall be evidenced by the Note of such Lender.

(c) The failure of any Lender to make the portion of the Term Loan required to be made by it hereunder shall not relieve any other Lender of its obligation to make the portion of the Term Loan required to be made by it, and no Lender shall be responsible for the failure of any other Lender to make its portion of the Term Loan.

2.2 Use of Loan Proceeds. Proceeds of the Term Loan shall be used: (a) to finance the acquisition of the properties contemplated in the Acquisition Agreement, (b) for the working capital and general business purposes of the Borrowers not otherwise prohibited under applicable provisions of this Agreement and approved by the Agent, and (c) to pay fees and expenses incurred in connection with this Agreement and the other Loan Documents as more particularly described on Schedule 2.2.

2.3 Repayment of Term Loan.

(a) Principal. The Borrowers hereby unconditionally promise to pay to the Agent, in cash, for the account of the Lenders, (i) beginning on May 1, 2020 and on the first day of each calendar month thereafter (in each case, if not a Business Day, the immediately succeeding Business Day), a principal amount in respect to the Term Loans equal to one percent (1%) of the then outstanding Loan Balance, and (ii) to the extent not previously paid, the then unpaid principal amount of each Term Loan on the Maturity Date and as otherwise contemplated in Section 2.9. The Term Loan is not a revolving loan; amounts repaid hereunder may not be reborrowed.

(b) Interest. Each Term Loan shall bear interest on the principal amount thereof on each day outstanding from the Effective Date, at a rate per annum equal to the Contract Rate payable in cash on each Interest Payment Date. Accrued cash interest on each Term Loan shall be paid in cash in arrears on each Interest Payment Date applicable to such Term Loan. Interest on past‑due principal and, to the extent permitted by applicable law, past‑due interest, shall accrue at the Default Rate and shall be payable upon demand by the Agent. Notwithstanding the foregoing, during the existence of any Event of Default, such interest shall be payable upon demand by the Agent. While any Event of Default exists or after acceleration, interest shall accrue and the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on any amount payable by the Borrowers hereunder, at a per annum rate equal to the lesser of (A) the Highest Lawful Rate and (B) the Default Rate.

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2.4 [Reserved].

2.5 Outstanding Amounts. The outstanding principal balance of the Note of each Lender reflected by the notations of such Lender on its records shall be deemed presumptive evidence of the principal amount owing on such Note. The liability for payment of principal and interest evidenced by each Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement, the original issue discount amount and interest on such amounts calculated in accordance with this Agreement. The Agent shall maintain accounts in which it will record (i) the amount of each Term Loan made hereunder and the Contract Rate or other interest rate applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Term Loan in accordance with its terms. In the event of any conflict between the records maintained by any Lender and the records of the Agent in respect of such matters, the records of the Agent shall control in the absence of manifest error.

2.6 Taxes and Time, Place, and Method of Payments.

(a) All payments required pursuant to this Agreement or the Notes shall be made without set-off or counterclaim in Dollars and in immediately available funds free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided, however that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased by the amount (the “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to additional sums described in this Section 2.6(a)) the Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) each Borrower shall make any such deductions and (iii) each Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, to the extent not paid in accordance with the preceding sentence, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b) Subject to the provisions of Section 2.14, the Borrowers, on a joint and several basis with any other Borrower, shall indemnify the Agent and each Lender for Indemnified Taxes and Other Taxes payable by such Person, provided, however, that no Borrower shall be obligated to make payment to the Agent or any Lender in respect of penalties, interest and other similar liabilities attributable to such Indemnified Taxes or Other Taxes if such penalties, interest or other similar liabilities are attributable to the gross negligence or willful misconduct of the Person seeking indemnification; provided further, that neither any Lender nor the Agent shall be entitled to indemnification for Indemnified Taxes and Other Taxes paid by such Person more than three months prior to the date such Lender or the Agent gives notice and demand thereof to the Borrowers (except that, if the indemnification is based on a Regulatory Change giving rise to such Indemnified Taxes or Other Taxes the effect of which is retroactive, then the three month period referred to above shall be extended to include the period of retroactive effect thereof).

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(c) If a Lender or the Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes paid by any Borrower pursuant to this Section 2.6, including Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which any Borrower has paid Additional Amounts pursuant to the Loan Documents, it shall promptly notify the relevant Borrower of the availability of such refund claim and, if the Lender or the Agent, as the case may be, determines in good faith that making a claim for refund will not have an adverse effect to its taxes or business operations, it shall, within 10 days after receipt of a request by the Borrowers, make a claim to such Governmental Authority for such refund at the expense of the Borrowers. If a Lender or the Agent receives a refund in respect of any Indemnified Taxes or Other Taxes paid by any Borrower pursuant to the Loan Documents, it shall within 30 days from the date of such receipt pay over such refund to the relevant Borrower (but only to the extent of Indemnified Taxes or Other Taxes paid pursuant to the Loan Documents, including indemnity payments made or Additional Amounts paid, by the relevant Borrower under this Section 2.6 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out of pocket expenses of such Lender or the Agent, as the case may be, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund).

(d) If any Lender or the Agent is or becomes eligible under any applicable law, regulation, treaty or other rule to a reduced rate of taxation, or a complete exemption from withholding, with respect to Indemnified Taxes or Other Taxes on payments made to it by the Borrowers or any of them, such Lender or the Agent, as the case may be, shall, upon the request, and at the cost and expense, of the Borrowers, complete and deliver from time to time any certificate, form or other document demanded by the Borrowers, the completion and delivery of which are a precondition to obtaining the benefit of such reduced rate or exemption, provided that the taking of such action by such Lender or the Agent, as the case may be, would not, in the reasonable judgment of such Lender or the Agent, as the case may be, be disadvantageous or prejudicial to such Lender or the Agent, as the case may be, or inconsistent with its internal policies or legal or regulatory restrictions. For any period with respect to which a Lender or the Agent, as the case may be, has failed to provide any such certificate, form or other document requested by any Borrower, such Lender or the Agent, as the case may be, shall not be entitled to any payment under this Section 2.6 in respect of any Indemnified Taxes or Other Taxes that would not have been imposed but for such failure.

(e) Each Lender organized under the laws of a jurisdiction in the United States of America, any State thereof or the District of Columbia (other than Lenders that are corporations or otherwise exempt from United States of America backup withholding Tax) shall (i) deliver to the Borrowers and the Agent, when such Lender first becomes a Lender, upon the written request of the Borrowers or the Agent, two original copies of United States of America Internal Revenue Service Form W-9 or any successor form, properly completed and duly executed by such Lender, certifying that such Lender is exempt from United States of America backup withholding Tax on payments of interest made under the Loan Documents and (ii) thereafter at each time it is so reasonably requested in writing by the Borrowers or the Agent, deliver within a reasonable time two original copies of an updated Form W-9 or any successor form thereto.

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(f) Each Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia (each such Lender, a “Foreign Lender”) that is entitled to an exemption from or reduction of withholding Tax under the laws of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrowers and the Agent, but only at the written request of any Borrower or the Agent, such properly completed and duly executed documentation prescribed by applicable law or reasonably requested by the Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate, unless in the good faith opinion of any Foreign Lender such documentation would expose such Foreign Lender to any material adverse consequence or risk. Such documentation shall be delivered by such Foreign Lender on or before the date it becomes a Lender. In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each Lender (and, in the case of a Foreign Lender its lending office), represents that on the Closing Date, payments made hereunder by the Borrowers or the Agent to it would not be subject to United States of America federal withholding tax.

(g) Notwithstanding the provisions of Section 2.6(a), the Borrowers shall not be required to indemnify any Foreign Lender or to pay any Additional Amounts to any Foreign Lender, in respect of United States of America federal withholding tax pursuant to Section 2.6(a), (i) to the extent that the obligation to withhold amounts with respect to United States of America federal withholding tax existed on the date such Foreign Lender became a Lender; (ii) with respect to payments to a new lending office with respect to such Lender’s Percentage Share of the Loan Balance, but only to the extent that such withholding tax exceeds any withholding tax that would have been imposed on such Lender had it not designated such new lending office; (iii) with respect to a change by such Foreign Lender of the jurisdiction in which it is organized, incorporated, controlled or managed, or in which it is doing business, from the date such Foreign Lender changed such jurisdiction, but only to the extent that such withholding tax exceeds any withholding tax that would have been imposed on such Lender had it not changed the jurisdiction in which it is organized, incorporated, controlled or managed, or in which it is doing business; or (iv) to the extent that the obligation to indemnify any Foreign Lender or to pay such Additional Amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of Section 2.6(f).

(h) All payments by any Borrower hereunder shall be made not later than 2:00 p.m., New York time, on the date specified for payment under this Agreement to the Agent at the account most recently designated by it in Dollars, in immediately available funds and shall be made without any set of, counterclaim or deduction whatsoever. Any payment received after 2:00 p.m., New York time, may, in Agent’s discretion, be deemed to have been made on the next succeeding Business Day for all purposes. Except as provided to the contrary herein, if the due date of any payment hereunder or under any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

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2.7 Pro Rata Treatment; Adjustments.

(a) Except to the extent otherwise expressly provided herein (for the avoidance of doubt, including Section 9.9), (i) the borrowings pursuant to this Agreement shall be made from the Lenders pro rata in accordance with their respective Percentage Shares, (ii) each payment by the Borrowers of fees shall be made for the account of the Agent or the Lenders as agreed among them, (iii) each payment in reduction of the Loan Balance shall be made for the account of the Lenders pro rata in accordance with their respective shares of the Loan Balance, (iv) each payment of interest hereunder shall be made for the account of the Lenders pro rata in accordance with their respective shares of the aggregate amount of interest due and payable to the Lenders, and (v) each payment by the Borrowers under Commodity Hedge Agreements with a Lender shall be made only to the Person or Persons entitled thereto.

(b) The Agent shall distribute all payments with respect to the Obligations to the Lenders promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrowers or one or more of them at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (i) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document, (ii) second, to accrued interest, (iii) third, ratably to pay the Prepayment Fee, if any, due on the Term Loans (including, for the avoidance of any doubt, any Prepayment Fee due resulting from the prepayment of principal under clause (iv) of this clause (b)), (iv) fourth, ratably to pay the principal amount of all Term Loans (or being repaid at such time), (v) fifth, to any other Obligations pro-rata on the basis of the ratio of the amount of all such Obligations then owing to the Agent or the relevant Lender or Affiliate of any Lender, as the case may be, to the total amount of the Obligations then owing, and (vi) sixth, to the Borrowers.

(c) If any Lender (for purposes of this Section 2.7(c), a “Benefited Lender”) shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e) or Section 7.1(f) or otherwise) in an amount greater than such Lender was entitled to receive pursuant to the terms hereof, such Benefited Lender shall purchase for cash from the other Lenders such portion of the Obligations of such other Lenders, or shall provide such other Lenders with the benefits of any such collateral or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds with each of the Lenders according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. The Borrowers agree that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Lender ever receives, by voluntary payment, exercise of rights of set-off or banker’s lien, counterclaim, cross-action or otherwise, any funds of any Borrowers to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be forwarded immediately to the Agent for distribution in accordance with the terms of this Agreement.

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2.8 Voluntary Prepayments. Subject to applicable provisions of this Agreement, the Borrowers shall have the right, at any time or from time to time, to prepay the Loan Balance; provided, however, that (a) the Borrowers shall give the Agent written notice of each such prepayment no less than three (3) Business Days prior to prepayment (the “Prepayment Notice”), (b) any voluntary prepayment shall be in a minimum amount of (i) if being paid in whole, the Obligations, and (ii) if being paid in part, $100,000 and integral multiples of $100,000 in excess of that amount, (c) the Borrowers shall pay all accrued and unpaid interest on the amounts prepaid, and (d) no such prepayment shall serve to postpone the repayment when due of any Obligation or any installments thereof. Upon the giving of any such Prepayment Notice, the principal amount of the Term Loans specified in such Prepayment Notice, together with the interest then accrued but unpaid on such principal amount and any Prepayment Fee with respect thereto, shall become due and payable on the prepayment date specified therein and shall be irrevocable; provided that any Prepayment Notice may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or capital stock or the occurrence of any other specified event, in which case such Prepayment Notice may be revoked by the Borrowers by notice to the Agent on or prior to the date if such condition is not satisfied.

2.9 Mandatory Prepayments.

(a) In addition to payments in reduction of the Loan Balance provided for in Section 2.3, the Borrowers shall promptly pay to the Agent, for application to reduce the amount of the payment due at the Maturity Date to repay the then existing Loan Balance in full all proceeds (net of reasonable and customary transaction costs) from:

(i) the incurrence of any Indebtedness not permitted by the proviso to Section 6.1 (without waiving or modifying in any way remedies available to the Agent or the Lenders as a result of any Event of Default arising from such incurrence of Indebtedness by any one or more of the Borrowers);

(ii) any asset sales not permitted by the proviso to Section 6.4 (without waiving or modifying in any way remedies available to the Agent or the Lenders as a result of any Event of Default arising from such asset sales by any one or more of the Borrowers); provided, that such proceeds shall be applied as soon as possible, and in any event, within five (5) days after the receipt of such proceeds; provided, further, however, that upon the Agent’s prior written consent, such proceeds shall not be required to be so applied on such date so long as no Event of Default then exists and the Borrowers have delivered a certificate to the Agent on such date stating that such proceeds shall be used to invest in or replace or restore any properties or assets (and, if such investment is in Oil and Gas Properties, that such investment complies with Section 6.19 of this Agreement) in respect of which such proceeds were paid within 90 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such proceeds are not so used within 90 days after the date of the receipt of such proceeds (or such earlier date, if any, as the Borrowers determine not to reinvest such proceeds as set forth above), or, if later, within 90 days after the Borrowers have entered into a binding commitment (prior to the end of the referenced 90-day period) to reinvest such proceeds, such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 2.9(a)(ii) without regard to the immediately preceding proviso.

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(iii) any insurance claim, except as to any proceeds allowed by the Agent to repair or replace damaged Property giving rise to the relevant insurance claim; provided that no prepayment shall be required pursuant to this Section 2.9(a)(iii) to the extent the net cash proceeds from such insurance claims do not exceed $500,000 in a single transaction or related series of transactions or $1,000,000 in the aggregate for the term of this Agreement (and only such excess shall be required to be prepaid) and to the extent any net cash proceeds from such insurance claims remain after the foregoing application to the Obligations, the remaining Commitments of the Lenders shall be permanently reduced dollar for dollar on a pro rata basis by such remaining net cash proceeds; provided, however, that upon the Agent’s prior written consent (which consent shall not be unreasonably withheld or delayed), so long as no Event of Default then exists, such net cash proceeds shall be made available for use by the applicable Borrower to pay or recover the costs of restoring, repairing or replacing the affected Property during the period of 180 days after the applicable Borrower’s receipt thereof.

(b) If, for any fiscal quarter of the Borrowers, commencing with the fiscal quarter ending September 30, 2020, such Excess Cash Flow shall be a positive number, on or before the Excess Cash Flow Application Date for such fiscal quarter, the Borrowers shall prepay, without any premium or penalty, an aggregate principal amount of Term Loan equal to seventy-five percent (75%) of such Excess Cash Flow. Each such prepayment shall be accompanied by a Cash Flow Sweep Worksheet in the form of Exhibit E, and made on or before the date (the “Excess Cash Flow Application Date”) that is the third (3rd) Business Day following the date on which the financial statements of the Borrowers for the fiscal quarter most recently ended are delivered (or if earlier, required to be delivered) pursuant to Section 5.3.

(c) The Borrowers shall provide one (1) Business Day’s prior written notice of any mandatory prepayment required hereunder. Any prepayment under clauses (a)(i), (a)(ii), (a)(iii) or (a)(iv) above shall be accompanied by a payment of the Prepayment Fee related thereto. Upon such prepayment, the Prepayment Fee shall become immediately due and payable, and the Borrowers shall pay such Prepayment Fee, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not an Insolvency Proceeding has commenced, and (if an Insolvency Proceeding has commenced) without regard to whether such Insolvency Proceeding is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Term Loans and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption, prepayment, or payment of the Obligations in or in connection with an Insolvency Proceeding shall constitute an optional prepayment thereof and require the immediate payment of the Prepayment Fee. Any Prepayment Fee pursuant to this clause (c) shall be presumed to be liquidated damages sustained by each Lender as the result of the redemption and/or acceleration of its Term Loan and each Borrower agrees that it is reasonable under the circumstances in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof.

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(d) As soon as practicable after any Borrower has knowledge that a prepayment pursuant to clauses (a)(i), (a)(ii), (a)(iii) or (a)(iv) above is required to be paid, such Borrower shall deliver to the Agent a certificate of a Financial Officer demonstrating the calculation of the amount of the applicable net proceeds or other applicable financial tests or proceeds giving rise to the prepayment, as the case may be. In the event that any Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, such Borrower shall promptly make an additional prepayment of the Term Loans in such excess, and such Borrower shall concurrently therewith deliver to the Agent a certificate of a Financial Officer demonstrating the calculation of such excess.

Upon receipt of any payment, Prepayment Notice or other prepayment to be made, the Agent shall promptly calculate and notify the Borrowers of the amount of the payment or prepayment required pursuant to Section 2.7, Section 2.8 and Section 2.9 and such determination shall be binding on the Borrowers, absent manifest error.

2.10 Loans to Satisfy Obligations of Borrowers. Upon the occurrence and during the continuation of a Default or an Event of Default, the Lenders may, but shall not be obligated to, make loans for the benefit of the Borrowers or any of them and apply proceeds thereof to the satisfaction of any condition, warranty, representation or covenant of any Borrowers contained in this Agreement or any other Loan Document. Such loans shall be and shall bear interest at the Contract Rate, subject, however, to the provisions of Section 2.3 regarding the accrual of interest at the Default Rate, which provisions shall be applicable to any loan made for the benefit of one or more of the Borrowers pursuant to the preceding sentence of this Section 2.10.

2.11 General Provisions Relating to Interest.

(a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of New York and the United States of America. In this connection, there shall never be collected, charged or received on the sums advanced hereunder plus the amount of the original issue discount interest in excess of that which would accrue at the Highest Lawful Rate.

(b) Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Highest Lawful Rate, and the obligation, if any, of the Borrowers for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of New York or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to each applicable Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that such Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate and (ii) all interest and fees otherwise payable to such Lender but for the effect of such Limitation Period.

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(c) If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrowers stipulate that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of New York or the United States of America, the result of mathematical error on the part of the Borrowers, the Agent and the Lenders; and the party receiving such excess shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by such party or notice thereof from the Borrowers. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lenders or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed that payable on the basis of the Highest Lawful Rate, and excess amounts paid which by law are deemed interest, if any, shall be credited by the Agent and the Lenders on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrowers.

(d) All sums paid, or agreed to be paid, to the Agent and the Lenders for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

2.12 Increased Costs, etc.

(a) Subject to the provisions of Section 2.14 (which shall be controlling with respect to the matters covered thereby), if any Change in Law: (i) subjects any Lender (or its applicable lending office) to any additional Tax (other than (A) any Tax on the net income of such Lender or any of its Tax Related Persons, (B) any Taxes described in clauses (B) through (E) of the definition of Excluded Taxes and (C) Connection Income Taxes, and without duplication as to amounts payable to such Lender pursuant to Section 2.14) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting any Lender (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder, provided that such amounts are reasonably determined. Such Lender shall deliver to the Borrowers (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.12, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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(b) Failure or delay on the part of any to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

2.13 Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Borrower hereunder and under the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b) Withholding of Taxes. If any Borrower or any other Person is required by law (as determined by the relevant withholding agent in good faith) to make any deduction or withholding for or on account of any Tax from any sum paid or payable under any of the Loan Documents: (i) the Borrowers shall notify the Agent of any such requirement or any change in any such requirement as soon as the Borrowers becomes aware of it; (ii) the Borrowers shall be entitled to make such deduction or withholding and shall pay any such Tax to the relevant Governmental Authority before the date on which penalties attach thereto; (iii) the sum payable by such Borrower in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that after any such deduction or withholding, the Agent or such Lender, as the case may be, and each of their Tax Related Persons receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required; and (iv) within thirty (30) days after making any such deduction or withholding, the Borrowers shall deliver to the Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment satisfactory to the Agent; provided, no such additional amount shall be required to be paid to the Agent, any Lender or any Tax Related Person under clause (iii) above with respect to any (A) Taxes on the net income with respect to any Lender or the Agent or any Tax Related Person, (B) branch profits Taxes imposed by the United States, (C) U.S. federal withholding Taxes to the extent such Tax withholding or deduction requirement is in effect and applicable, as of the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) (or, if later, the date on which such Lender designates a new lending office) or on the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender), except to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable to such Lender immediately before it changed its lending office or such Lender’s assignor (including each of their Tax Related Persons) immediately before such Lender becomes a party hereto, (D) Taxes attributable to such Lender, the Agent and/or their Tax Related Person’s failure to comply with Section 2.13(e) or Section 2.13(i), or (E) U.S. federal withholding Taxes imposed under FATCA (collectively, “Excluded Taxes”).

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(c) Other Taxes. In addition, the Borrowers shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Borrowers shall deliver to the Agent official receipts or other evidence of such payment satisfactory to the Agent in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(d) Indemnification by the Borrowers. The Borrowers shall indemnify the Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Taxes paid or incurred by the Agent or such Lender or their respective Tax Related Persons, as the case may be, relating to, arising out of, or in connection with any Loan Document or any payment or transaction contemplated hereby or thereby, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable costs and expenses incurred in enforcing the provisions of this Section 2.13; provided, however, that the Borrowers shall not be required to indemnify the Agent and Lenders for any Excluded Taxes. A certificate from the relevant Lender or the Agent, setting forth in reasonable detail the basis and calculation of such Taxes shall be conclusive, absent manifest error.

(e) Administrative Requirements; Forms Provision. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes shall, to the extent it is legally eligible to do so, deliver to the Agent for transmission to the Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrowers or the Agent (each in the reasonable exercise of its discretion), whichever of the following is applicable (i) executed copies of Internal Revenue Service Form W 8BEN or W-8BEN-E, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrowers or the Agent to establish that such Lender and its Tax Related Persons are not subject to deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or is subject to deduction or withholding at a reduced rate, (ii) two copies of Internal Revenue Service Form W-8ECI, (iii) if such Lender is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a U.S. Tax Compliance Certificate, properly completed and duly executed by such Lender, and (y) executed copies of Internal Revenue Service Form W-8BEN and W-8BEN-E and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrowers or the Agent to establish that such Lender and its Tax Related Persons are not subject to deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of interest and other amounts payable under any of the Loan Documents and (iv) to the extent a Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9 and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrowers or the Agent to establish that Lender is not subject to deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of interest and other amounts applicable under the Loan Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to U.S. federal income tax withholding matters pursuant to this Section 2.13(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall, to the extent it is legally entitled to do so, promptly deliver to the Agent for transmission to the Borrowers two new copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, W-8IMY or W-8ECI, and as applicable, a U.S. Tax Compliance Certificate properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrowers or the Agent to confirm or establish that such Lender is not subject to deduction or withholding of U.S. federal income tax with respect to payments to such Lender under the Loan Documents or is subject to deduction or withholding at a reduced rate, or notify the Agent and the Borrowers of its inability to deliver any such forms, certificates or other evidence. Any Lender or the Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrowers and the Agent a properly completed and duly executed original of IRS Form W-9 or such other documentation or information prescribed by applicable U.S. federal law or reasonably requested by the Borrowers or the Agent as will enable the Borrowers to determine whether or not such Person is subject to backup withholding or information reporting requirements under the Internal Revenue Code. Notwithstanding the foregoing, or any other provision of any Loan Document, if any Lender shall have satisfied the requirements of the first sentence of this Section 2.13(e) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, the Borrowers shall have an obligation to pay to such Lender any additional amounts pursuant to this Section 2.13 (notwithstanding clause (E) of the definition of “Excluded Taxes”) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein. Nothing in this Section 2.13 shall be construed to require a Lender or the Agent to provide any forms or documentation that it is not legally entitled to provide.

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(f) Treatment of Certain Refunds. If the Agent or any Lender determines in its sole discretion, acting in good faith, that it has received a refund of any taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.13, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.13 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority or expenses related thereto) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Agent or Lender be required to pay any amount to the Borrowers pursuant to this paragraph (f) the payment of which would place the Agent or Lender, as applicable, in a less favorable net after-Tax position than the Agent or Lender, as applicable, would have been if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person or to alter its customary procedures and practices with respect to the administration of taxes.

(g) FATCA Provisions. If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrowers and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrowers or the Agent as may be necessary for the Borrowers or the Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Taxes other than Excluded Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Agent for such Taxes and without limiting the obligation of the Borrowers to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 2.13(h).

(i) Status of Agent. On or prior to the date on which the Agent becomes the Agent under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower), the Agent will deliver to the Borrowers either (i) an executed copy of Internal Revenue Service Form W-9, or (ii) with respect to any amounts received on its own account, an executed copy of an applicable Internal Revenue Service Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed copy of Internal Revenue Service Form W-8IMY certifying that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal income tax purposes with respect to payments received by it from the Borrowers in its capacity as Agent, as applicable. The Agent shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

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(j) Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.14 Replacement Lenders.

(a) If any Lender has notified the Borrowers of its incurring any loss, cost or expense under Section 2.12, the Borrowers may, unless such Lender has notified the Borrowers that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of such Lender (other than Woodbine or its Affiliates) (the “Terminated Lender”) at any time upon five (5) Business Days’ prior written notice to the Terminated Lender and the Agent (such notice referred to herein as a “Notice of Termination”).

(b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrowers shall (i) obtain an agreement with one or more Lenders to increase their Commitments and/or (ii) request any one or more other banking institutions to become a “Lender” in place and instead of such Terminated Lender and agree to accept a Commitment; provided, however, that such one or more other banking institutions are reasonably acceptable to the Agent and become parties hereto by executing an Assignment Agreement (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the “Replacement Lenders”), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) immediately above equal the Commitment of the Terminated Lender.

(c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the “Termination Date”), the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment, and, if there will be more than one Replacement Lender, the portion of the Terminated Lender’s Commitment to be assigned to each Replacement Lender.

(d) On the Termination Date, (i) the Terminated Lender shall, by execution and delivery of an Assignment Agreement, assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender’s Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders its Percentage Share of the Loan Balance pro rata as aforesaid, (ii) the Terminated Lender shall endorse its Note, payable, without recourse, representation or warranty, to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and fees, if any, accrued and unpaid to the Termination Date and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 9.1(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 9.1(b). To the extent not in conflict, the terms of Section 9.1(b) shall supplement the provisions of this Section 2.14.

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(e) Any Terminated Lender shall reimburse the Borrowers for all reasonable and necessary fees and expenses of counsel to the Borrowers and, if required by the Replacement Lender or Replacement Lenders, of counsel to the Replacement Lender or Replacement Lenders in connection with replacing such Terminated Lender with a Replacement Lender or Replacement Lenders.

2.15 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrowers hereby transfer, assign and pledge to the Agent and each Lender (for the pro rata benefit of all Lenders) and grant to the Agent and each Lender (for the pro rata benefit of all Lenders) a security interest in all funds of such Borrower now or hereafter or from time to time on deposit with the Agent or such Lender, with such interest of the Agent and the Lenders to be retransferred, reassigned and/or released at the expense of the Borrowers upon payment in full and complete performance by the Borrowers of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Agent and the Lenders with the oral consent (confirmed promptly in writing) of the Required Lenders upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrowers hereby grant to the Agent and each Lender (for the pro rata benefit of all Lenders) the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker’s lien against all funds of such Borrowers now or hereafter or from time to time on deposit with the Agent or such Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. If the foregoing provisions conflict with the provisions of any of the Security Documents, the relevant provision of the relevant Security Document shall control.

2.16 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to maintain loans bearing interest at a rate determined by the Agent to exceed the Highest Lawful Rate, then the Agent shall charge an interest rate with respect to the Term Loan that will approximate the Contract Rate or Default Rate, as applicable, that was initially agreed to in this Agreement by the parties hereto as reasonably determined by the Agent such that the interest no longer exceeds the Highest Lawful Rate.

2.17 Power of Attorney. The Borrowers hereby designate the Agent as its agent and attorney-in-fact, to act in its name, place and stead solely for the purpose of completing and delivering any and all of the letters in lieu of transfer or division orders delivered by such Borrowers pursuant to the provisions of clause (i) of Article III or Section 5.7, including completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrowers hereby ratify and confirm all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of the Agent and the Lenders in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligations (other than Contingent Obligations with respect to which no claim has been made) remain outstanding. The powers conferred on the Agent by this appointment are solely to protect the interests of the Agent and the Lenders under the Loan Documents and Commodity Hedge Agreements with respect to the assignment of production proceeds under certain of the Security Documents and shall not impose any duty upon the Agent to exercise any such powers. The power of attorney under this Section 2.17 is expressly limited to the rights and powers set forth herein and no additional rights or powers are herein created or implied. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrowers or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

2.18 Keepwell. Each Qualified ECP Borrower hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations in respect of Swap Obligations constituting a portion of the Obligations; provided, however, that each Qualified ECP Borrower shall only be liable under this Section 2.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.18, or otherwise hereunder or under any other Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not of any greater amount. The obligations of each Qualified ECP Borrower under this Section 2.18 shall remain in full force and effect until the Obligations are paid and performed in full. Each Qualified ECP Borrower intends that this Section 2.18 constitute, and this Section 2.18 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding any other provisions of this Agreement or any other Loan Document, the Obligations owed by any Borrower or secured by any Lien granted by such Borrowers under any Loan Document shall exclude all Excluded Swap Obligations with respect to such Borrower.

2.19 Joint and Several Liability. The Borrowers acknowledge and agree that each Borrower shall be jointly and severally liable for all obligations of the Borrowers or any of them hereunder or under any other Loan Document.

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ARTICLE III

CONDITIONS

3.1 Conditions of the Closing Date. The obligations of the Lenders to close this Agreement and to make the Term Loan, if any, is subject to the satisfaction of each of the following conditions:

(a) Loan Documents. This Agreement, the Notes in favor of each Lender and the Agent fee letter, if applicable, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder;

(b) Security Documents. The Agent shall have received a counterpart of all other agreements, documents or instruments required by Agent in its sole discretion to evidence that first-priority security interests in all of the Borrowers’ assets (other than Excluded Assets) have been granted to Agent for the benefit of the Lenders pursuant to the Loan Documents, included without limitation, the Security Documents;

(c) No Litigation. There shall exist no material unstayed action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Borrowers) threatened in any court or before any arbitrator or governmental instrumentality;

(d) Approvals. All government and third party approvals (including any consents) necessary in connection with continuing operations of the Borrowers and the transactions contemplated by the Loan Documents shall have been obtained and be in full force and effect (without the imposition of any adverse conditions that are not reasonably acceptable to the Lenders), and no law or regulation shall be applicable in the judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon this Agreement, the extension of credit thereunder or the transactions contemplated thereby;

(e) Insurance. The Agent shall have received (i) a certificate of insurance coverage of the Borrowers evidencing that each Borrower is carrying insurance in accordance with Section 5.19, and (ii) and with respect to any real property on which a “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) is located, (A) a flood determination certificate or letter issued by the appropriate Governmental Authority or third party indicating whether such property is designated as a “flood hazard area” and (B) if such property is designated to be in a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Borrower in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973;

(f) Financial Statements; Projections. The Agent shall have received (i) the LOS Summary Sheets (as defined in the Acquisition Agreement) for the Purchased Entities (as defined in the Acquisition Agreement), and (ii) the financial projections (including the assumptions on which such projections are based) for fiscal years 2020 (including a breakdown on a monthly basis) and 2021 of the Borrowers certified by a Financial Officer of the Borrowers as being based upon estimates and assumptions stated therein, all of which the Borrowers believe to be reasonable and fair in light of conditions and facts known to the Borrowers as of the Closing Date and reflect the good faith, reasonable and fair estimates by the Borrowers of the future consolidated financial performance of the Borrowers and which will be consistent with the previously provided projections; provided that the actual results may differ from the projections and such differences might be material;

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(g) Organizational Documents. The Agent shall have received:

(i) copies of the organizational documents of the Borrowers, accompanied by a certificate dated the Closing Date issued by the secretary or an assistant secretary or another authorized representative of the Borrowers, to the effect that each such copy is correct and complete;

(ii) a certificate of incumbency dated the Closing Date, including specimen signatures of all officers or other representatives of the Borrowers, who are authorized to execute Loan Documents on behalf of the Borrowers, such certificate being executed by the secretary or an assistant secretary or another authorized representative of the relevant Borrower;

(iii) copies of resolutions adopted by the relevant governing body of the Borrowers approving the Loan Documents to which the relevant Borrower is a party and authorizing the transactions contemplated herein and therein, accompanied by a certificate dated the Closing Date issued by the secretary or an assistant secretary or another authorized representative of the Borrowers, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified or rescinded in any respect and are in full force and effect as of the date of such certificate; and

(iv) certificates dated as of a recent date from the appropriate Governmental Authority evidencing the existence or qualification and, if applicable, good standing of the Borrowers in its jurisdiction of organization and in each jurisdiction in which it owns material assets or conducts material operations;

(h) Operating Documents. The Agent shall have received executed counterparts of all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization and other agreements, including without limitation the Contract Operating Agreement, relating to the Oil and Gas Properties of the Borrowers or any one or more of them, each of which is described on Schedule 3.1(h) attached hereto;

(i) Acquisition Documents. The Agent shall have received executed copies of all Acquisition Documents, and evidence reasonably satisfactory to the Agent and the Lenders that the closing of the acquisition contemplated thereunder has been consummated or will be consummated simultaneously with the closing of the Term Loans on the Closing Date in accordance with the terms of the Acquisition Agreement;

(j) Reserve Report. The Agent shall have received an Initial Reserve Report, in form and substance acceptable to the Agent in its sole discretion, prepared as of September 1, 2019 confirming that the Borrowers own at least $54,000,000 in PDP Reserves;

(k) Opinions of Counsel. The Lenders shall have received executed copies of the favorable written opinions of Jones Walker LLP, as counsel to the Borrowers, and Cory Reade Dows & Shafer, special Nevada counsel to Holdings, each dated as of the Closing Date and covering such matters as the Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Agent (and each Borrower hereby instructs such counsel to deliver such opinions to the Agent and the Lenders);

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(l) Equity Contribution. The Agent shall have received evidence that a cash contribution, in an aggregate amount of not less than $7,000,000, inclusive of the $2,750,000 already contributed by Viking toward the Acquisition, has been made by or on behalf of Holdings to or for the benefit of Elysium, and that such contribution is treated as equity in Elysium;

(m) Closing Certificate. The Agent shall have received a certificate of a Responsible Officer of the Borrowers to the effect that, after giving effect to the transactions which are the subject of this Agreement, all representations and warranties made by the Borrowers in this Agreement or any other Loan Documents in place on the Closing Date are true and correct, in all material respects, as of the Closing Date;

(n) Hedging Agreements. The Agent shall have received copies of all Commodity Hedge Agreements, in form and substance reasonably acceptable to the Agent and with Approved Hedge Counterparties, establishing the Minimum Required Commodity Hedge Agreements;

(o) Searches. The Agent shall have received searches as of a recent date prior to the Closing Date of UCC, judgment lien, tax lien and litigation search reports in the jurisdiction of the chief executive office of Holdings and each of the Borrowers and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent’s security interest in the Collateral, copies of the financing statements and liens on file in such jurisdictions and evidence that no Liens exist thereon other than Permitted Liens;

(p) Direction Letters. The Agent shall have received the Direction Letters (as executed only by one or more of the Borrowers) for each purchaser of production set forth on Schedule 3.1(p) attached hereto;

(q) Letters in Lieu. The Agent shall have received undated letters in lieu of transfer, in form and substance reasonably satisfactory to the Agent, executed by the relevant Borrower and addressed to each purchaser of production from or attributable to the Mortgaged Properties or transportation fees, with the addresses for payment left blank, authorizing and directing the addressee to make future payments attributable to production from the Mortgaged Properties, and/or transportation fees to such account as the Agent may specify from time to time;

(r) No Material Adverse Effect. The Agent shall have received confirmation reasonably acceptable to the Agent that no event or circumstance shall have occurred which could reasonably be expected to have a Material Adverse Effect or adverse change in loan syndication, financial, banking or capital market conditions;

(s) Due Diligence. The Agent shall have completed due diligence review, including, but not limited to, the review of the Acquisition Agreement, all engineering, operations, land, title, environmental equity interest agreements, cash management systems, satisfactory review of the operating agreements, marketing agreements, employment agreements with senior executives, transportation agreements and processing agreements and financial data of each Borrower and its assets, in scope and determination satisfactory to the Agent in its sole discretion;

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(t) Borrowing Request. The Agent shall have received a duly executed Borrowing Request;

(u) Investment Committee Approval. The Agent shall have received approval by its investment committee;

(v) Background Checks. The Agent shall have received the background and credit checks on the Borrowers and certain senior executives;

(w) KYC. The Lenders and the Agent shall have received all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, a duly executed W-9 tax form (or such other applicable IRS tax form) for each Borrower;

(x) Payment of Fees. The Agent and the Lenders shall have received evidence of payment by the Borrowers to the Agent of all accrued and unpaid fees, costs and expenses payable thereto or to the Agent or any Lender pursuant to the Loan Documents or otherwise required to be paid to the Agent and the Lenders, and in the case of costs and expenses, an invoice for which has been received by the Borrowers at least one Business Day before the date of such Term Loan, including any such costs, fees and expenses arising under or referenced in the Agent fee letter; and

(y) Other Documents. The Agent shall have received such other agreements, documents, instruments, opinions, certificates, waivers, consents and evidences as the Agent or any Lender may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Term Loan, the Borrowers represent and warrant to the Agent and each Lender (which representations and warranties shall survive the delivery of the Notes) that:

4.1 Due Authorization. The execution and delivery by the Borrowers of this Agreement and the borrowing hereunder, the execution and delivery by the Borrowers of the Notes, the repayment of the Notes, payment of interest and fees provided for in the Notes and this Agreement, the execution and delivery by each Borrower of the Security Documents to which it is a party and the performance by each Borrower of its obligations under the Loan Documents to which it is a party are within the power of the relevant Borrower, have been duly authorized by all necessary action by the relevant Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument or other agreement to which the relevant Borrower is a party or by which any Property of the relevant Borrower may be presently bound or encumbered or (d) result in or require the creation or imposition of any Lien in, upon or on any Property of the relevant Borrower under any such indenture, instrument or other agreement, other than under any of the Loan Documents to which it is a party.

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4.2 Existence. Each Borrower is a corporation, limited liability company or limited partnership, as the case may be, duly organized, legally existing and, if applicable, in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation, foreign limited partnership, or foreign limited liability company, as the case may be, and, if applicable, is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify would not have a Material Adverse Effect.

4.3 Valid and Binding Obligations. All Loan Documents to which a Borrower is a party, when duly executed and delivered by the relevant Borrower, constitute the legal, valid and binding obligations of the relevant Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.4 Security Documents. The provisions of each Security Document executed by the Borrowers are effective to create, in favor of the Agent, a legal, valid and enforceable Lien in all right, title and interest of the relevant Borrower in the Property of such Borrower described therein, which Lien constitutes a first-priority Lien upon filing with the appropriate government office (except as to Permitted Liens) on all right, title and interest of the relevant Borrower in the Property of such Borrower described therein.

4.5 Title to Property. (a) Except for such encumbrances, preferential rights, whether vested or otherwise, and Liens (except Permitted Liens) set forth on Schedule 4.5A attached hereto, each Borrower has good and defensible title to all of its material Property, free and clear of all encumbrances, preferential rights, whether vested or otherwise, and Liens (except Permitted Liens) related to such Property. Schedule 4.5B attached hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Borrower, together with the names and addresses of any landlords. Subject to the Permitted Liens, and subject to any consent or nonconsent elections after the date hereof affecting such Borrower’s Hydrocarbon Interests, each such Borrower owns at least the net interests in production attributable to its Hydrocarbon Interests as reflected in the exhibits to the Mortgages, and the ownership of such Properties shall not in any material respect obligate such Borrower to bear the costs and expenses relating to the maintenance, development and operations of each Property in an amount in excess of its working interest in each Property that is not offset by a corresponding proportionate increase in such Borrower’s net revenue interest in such Property.

(b) To each Borrower’s knowledge, all material leases and agreements necessary for the conduct of the business of such Borrower are valid and subsisting, in full force and effect, and, to such Borrower’s knowledge, there exists no material default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a material default under any such lease or leases.

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(c) To each Borrower’s knowledge, the rights and Properties presently owned, leased or licensed by such Borrower, including without limitation, all easements and rights of way, include all material rights and Properties reasonably necessary to permit such Borrower to conduct its business.

(d) To each Borrower’s knowledge, except as set forth on Schedule 4.5C, such Borrower’s Oil and Gas Properties (if any) (and any Property unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Requirements of Law and in conformity with the provisions of all leases, subleases or other contracts comprising a part of such Borrower’s Hydrocarbon Interests and other contracts and agreements forming a part of such Borrower’s Oil and Gas Properties, in each case, in all material respects. Specifically in connection with the foregoing and except as in each case could not reasonably be expected to have a Material Adverse Effect, (i) no Oil and Gas Property of any Borrower is subject to having allowable production reduced below the full and regular allowable level (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time), (ii) none of the wells comprising a part of any Borrower’s Oil and Gas Properties (or any Property unitized therewith) is deviated from the vertical more than the maximum permitted by Requirements of Law, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, or otherwise are legally located within, such Borrower’s Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties), (iii) as of the Closing Date, no Borrower had any plug and abandonment liabilities associated with its or another Person’s Oil and Gas Properties, including, without limitation, the bonding or collateralization obligations of such Borrower associated therewith and (iv) as of the Closing Date, no amounts are owing under any joint operating agreement or similar arrangement with respect to the Borrowers’ Oil and Gas Properties, in each case except as set forth on Schedule 4.5C.

4.6 Scope and Accuracy of Financial Statements. The draft consolidated Financial Statements provided to the Agent in satisfaction of the condition set forth in Section 3.1(f) present fairly (subject to normal year-end audit adjustments) the financial position and results of operations and cash flows of the Borrowers on a consolidated basis, in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. Schedule 4.6 attached hereto identifies all accounts payable, other than those arising in the ordinary course of business which are not more than 30 day past due, of each Borrower.

4.7 No Material Adverse Effect or Default. No event or circumstance has occurred since December 31, 2019, which could reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing.

4.8 No Material Misstatements. No information, exhibit, statement or report furnished to the Agent or any Lender by or at the direction of the Borrowers in connection with this Agreement or any other Loan Document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made; provided that, with respect to projected financial information, it represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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4.9 Liabilities, Litigation and Restrictions. Other than as reflected in the Financial Statements prepared as of December 31, 2019 or as listed on Schedule 4.9 under the heading “Liabilities”, no Borrower has any liabilities, including, without limitation, tax liabilities, direct or contingent, which could reasonably be expected to have a Material Adverse Effect. Except as set forth under the heading “Litigation” on Schedule 4.9, no litigation or other action of any nature involving any Borrower is pending before any Governmental Authority or, to the best knowledge of each Borrower, threatened against or involving such Borrower which might reasonably be expected to result in any impairment of its ownership of any of its Property or have a Material Adverse Effect.

4.10 Authorizations; Consents. Except as expressly contemplated by this Agreement or set forth on Schedule 4.10 attached hereto, no authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrowers of the Loan Documents to which it is a party or any instrument contemplated hereby, the repayment by the Borrowers of the Notes, payment of interest and fees provided in the Notes and this Agreement or the performance by the Borrowers of the Obligations.

4.11 Compliance with Laws. Each Borrower and its Property are in compliance in all material respects with all applicable Requirements of Law, including Environmental Laws and ERISA.

4.12 ERISA. No Borrowers maintain, nor have the Borrowers maintained, any Plan. No Borrowers currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any Plan.

4.13 Environmental Laws. Except as disclosed on Schedule 4.13 attached hereto:

(a) no Property of the Borrowers (including, but not limited to, the Oil and Gas Properties) is currently on or has ever been on any federal or state list of Superfund Sites;

(b) other than as set forth on Schedule 4.10, the Borrowers have obtained all Environmental Permits required for the occupation of their respective Properties and operation of their businesses, with all such Environmental Permits being currently in full force and effect, and no Borrower has received any written notice or otherwise knowledge that any such existing Environmental Permit will be revoked or modified in any material respect or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c) no Hazardous Substances have been generated, transported and/or disposed of by the Borrowers at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

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(d) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrowers or from, affecting or related to the Oil and Gas Properties or any Property of the Borrowers has occurred;

(e) to each Borrower’s knowledge, there has been no exposure of any Person or Property to any Hazardous Substances as a result of or in connection with the Borrowers or operations and businesses of any Borrower’s Properties that could be expected to form the basis for an Environmental Compliant and, to each Borrower’s knowledge, there are no conditions or circumstances that could be expected to result in the receipt of notice regarding such exposure;

(f) no Borrower has assumed, provided an indemnity with respect to or otherwise become subject to any liability of any other Person under Environmental Laws or with respect to Hazardous Substances;

(g) the Borrowers have provided to the Agent complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters related to any alleged non-compliance with or liability under Environmental Laws) that are in each Borrower’s possession or control and relating to any Borrower’s Properties or operations thereon; and

(h) to each Borrower’s knowledge, no Environmental Complaint has been received by the Borrowers.

4.14 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

4.15 Investment Company Act Compliance. None of the Borrowers are, nor is any Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an “investment company” or an “affiliated person” of an “investment company” within the meaning of the Investment Company Act of 1940.

4.16 Proper Filing of Tax Returns; Payment of Taxes Due. Each Borrower has duly and properly filed its United States of America income tax returns or income tax information returns, and all other tax returns which are required to be filed by the Borrowers, as applicable, and has paid all taxes, if any, shown as due from the Borrowers, as applicable, except where appropriate extensions have been filed or except such as are being contested in good faith and as to which adequate provisions and disclosures have been made or as could not reasonably be expected to have a Material Adverse Effect. The respective charges and reserves on the books of the Borrowers with respect to Taxes and other governmental charges, if any of such are required by applicable law or GAAP, are adequate, except as could not reasonably be expected to have a Material Adverse Effect.

4.17 Refunds. Except as described on Schedule 4.17, no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission or any other Governmental Authority exist which could result in the Borrowers being required to refund any portion of the proceeds received or to be received from the sale of Hydrocarbons constituting part of the Mortgaged Property or other Oil and Gas Properties owned by it.

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4.18 Gas Contracts. Except as described on Schedule 4.18, (a) none of the Borrowers are obligated, in any material respect, by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver Hydrocarbons produced from or allocated to any of the Mortgaged Properties or other Oil and Gas Properties owned by it at some future date without receiving full payment therefor within 90 days of delivery and (b) none of Borrowers have produced gas, in any material amount, subject to, and neither the Borrowers nor any of the Mortgaged Properties or other Oil and Gas Properties are subject to, balancing rights of third parties or subject to balancing duties under Requirements of Law, except (i) as to such matters for which the relevant Borrower has, to the extent required by GAAP, established monetary reserves adequate in amount to satisfy such obligations and segregated such reserves from other accounts or (ii) as could not reasonably be expected to have a Material Adverse Effect.

4.19 Intellectual Property. Each of the Borrowers owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with respect to the use by the Borrowers of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and no Borrowers know of any valid basis for any such claim. The use of such Intellectual Property by the relevant Borrower does not infringe on the rights of any Person.

4.20 Casualties or Taking of Property. Since December 31, 2019, neither the business nor any Property of any Borrower has been materially and adversely affected as a result of any casualty or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God.

4.21 Location of Borrowers. The principal place of business and chief executive office of each Borrower is located at the address of such Borrower set forth in Section 9.3 or at such other location as such Borrower may have, by proper written notice hereunder, advised the Agent, provided that such other location is within a state in which appropriate financing statements naming such Borrower as debtor and naming Agent as secured party, have been filed, if required by applicable law.

4.22 Subsidiaries. Except as set forth on Schedule 4.22A, no Borrower has any Subsidiaries. Schedule 4.22B sets forth a true and correct organizational chart of Holdings and the Borrowers.

4.23 Compliance with Anti-Terrorism Laws. No Borrower nor any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or knowingly engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

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(a) No Borrower nor any Affiliate of any Borrower is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex, to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v) a Person or entity that is named as a “specially designated national” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

(vi) a Person or entity who is affiliated with a Person or entity listed above.

(b) None of the Borrowers nor any Affiliate of the Borrowers (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any Property or interests in Property blocked pursuant to Executive Order No. 13224.

(c) None of the Borrowers nor any Affiliate of the Borrowers are in violation of any rules or regulations promulgated by OFAC or of any economic or trade sanctions administered and enforced by OFAC or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any rules or regulations promulgated by OFAC.

4.24 Identification Numbers. The federal employer identification number of each Borrower and its organizational number with appropriate Governmental Authorities are as set forth on Schedule 4.24.

4.25 Solvency. Each Borrower is Solvent. No transfer or property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of such Borrower.

4.26 Related Party Transactions. Except as set forth on Schedule 4.26 attached hereto, (i) none of the Borrowers are party to or bound by any agreement, contract, whether written or oral, or other instrument with any person or entity that is controlled by, whether directly or indirectly, or in common control with or by one or more of the members of such Borrower, and (ii) none of the Properties owned by the Borrowers are subject to any agreement that grants an interest in and to such Properties to any person or entity that is controlled by, whether directly or indirectly, or in common control with or by one or more of the members of such Borrower.

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4.27 Material Contracts. Set forth on Schedule 4.27A is a true and complete listing of all Material Contracts. As of the Closing Date, except as set forth on Schedule 4.27B, all Material Contracts are in full force and effect (other than any Material Contract that has expired in accordance with its terms) and, to each Borrower’s knowledge, no defaults exist thereunder.

4.28 Employee Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(a) The Borrowers, and their respective employees, agents and representatives have not committed any material unfair labor practice as defined in the National Labor Relations Act.

(b) There has been and is (i) no unfair labor practice charge or complaint pending against any Borrower, or to the best knowledge of any Borrower, threatened against any of them before the National Labor Relations Board or any other Governmental Authority and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement or similar agreement that is so pending against any Borrower or to the best knowledge of any Borrower, threatened against any of them, (ii) no labor dispute, strike, lockout, slowdown or work stoppage in existence or threatened against, involving or affecting any Borrower, (iii) no labor union, labor organization, trade union, works council, or group of employees of any Borrower has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other Governmental Authority, and (iv) to the best knowledge of each Borrower, no union representation question existing with respect to any of the employees of any Borrower and, to the best knowledge of such Borrower, no labor union organizing activity with respect to any employees of any Borrower that is taking place.

4.29 Brokers. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the Acquisition Documents, except as disclosed on Schedule 4.29.

4.30 Separate Entity. Each Borrower (a) has taken all necessary steps to maintain the separate status and records of such Borrower, (b) does not commingle any assets or business functions with any other Person (other than any other Borrower and its consolidated Subsidiaries), (c) maintains separate financial statements from all other Persons (other than other Borrowers and their consolidated Subsidiaries), (d) has not assumed or guaranteed the debts, liabilities or obligations of others, (e) holds itself out to the public and creditors as an entity separate from all other Persons (other than other Borrowers), (f) has not committed any fraud or misuse of the separate entity legal status or any other injustice or unfairness, (g) has not maintained their assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of its stockholders, (h) has not failed in any material respect to hold appropriate meetings (or act by unanimous written consent) to authorize all appropriate actions, or failed in any material respect in authorizing such actions, to observe all formalities required by the laws of the States of Texas, Delaware, Louisiana or Nevada, as applicable, relating to limited liability companies, or fail to observe in any material respect any formalities required by its organizational documents and (i) has not held itself out to be responsible for the debts of another Person.

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4.31 Marketing of Production. Except for agreements listed on Schedule 4.31 or either consented to by the Agent after the date hereof, if at any time a Borrower owns Oil and Gas Properties, no material agreements exist that are not cancelable by the applicable Borrower on 60 days’ notice or less without penalty or detriment for the sale of production from any Borrower’s Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date hereof.

4.32 Acquisition Agreement. The Acquisition Agreement has not been amended or otherwise modified except as disclosed to the Agent in writing. Except as set forth on Schedule 4.9 attached hereto, no litigation or other action of any nature involving the Acquisition Properties is pending before any Governmental Authority and no such litigation or other action is threatened against or involving the Acquisition Properties.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Obligation remains outstanding or unpaid, the Borrowers shall:

5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all of their transactions so that at any time, and from time to time, the Borrowers true and complete financial condition may be readily determined, and promptly following the reasonable request of the Agent or any Lender, make such records available for inspection by the Agent or any Lender and, at the expense of the Borrowers, allow the Agent or any Lender to make and take away copies thereof.

5.2 Monthly Unaudited Financial Statements and Compliance Certificates. Deliver to the Agent, on or before the forty-fifth (45th) day after the close of each fiscal month commencing with the month ending February 29, 2020, (a) a copy of the Financial Statements as of the close of the relevant fiscal month and from the first day of the then current fiscal year to the end of the relevant fiscal month, such Financial Statements to be certified by the Financial Officer of the Borrowers as having been prepared by the Borrowers in accordance with GAAP consistently applied and as a fair presentation of the financial condition of the Borrowers (including without limitation the reporting of the General and Administrative Costs described under Section 5.25), which shall include comparative figures and analysis based on the projections delivered under Section 5.4(g), on a consolidated basis, subject to changes resulting from normal year-end audit adjustments, and (b) a Compliance Certificate prepared, as to Section 3 thereof, as of the close of the relevant fiscal month or quarterly period, as applicable, and executed by the Financial Officer of the Borrowers.

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5.3 Annual Audited Financial Statements and Compliance Certificate. Deliver to the Agent, on or before the one hundred twentieth (120th) day after the close of each fiscal year of the Borrowers, commencing with the fiscal year ending on December 31, 2020, (a) a copy of the audited Financial Statements as of the close of such fiscal year and for the fiscal year then ended, audited by a full service accounting firm of regional or national reputation having a dedicated oil and gas audit practice and approved by the Agent in writing, and (b) a Compliance Certificate prepared, as to Section 3 thereof, as of the close of the end of the relevant fiscal year.

5.4 Reserve Reports; LOE Reports; Production Reports; Payables Aging; Additional Development Plans and Financial Projections.

(a) Deliver to the Agent, no later than each August 15th beginning in 2020 during the term of this Agreement, a Reserve Report, in form and substance satisfactory to the Agent, prepared as of the preceding June 30th and certified by the Reserve Engineer preparing the relevant Reserve Report as fairly and accurately setting forth (i) the PDP, PUD, shut-in, behind-pipe and undeveloped Reserves (separately classified as such) attributable to the Mortgaged Properties and other Oil and Gas Properties of the Borrowers, (ii) the aggregate PV-10 value of the future net income with respect to PDP Reserves attributable to the Mortgaged Properties and other Oil and Gas Properties of the Borrowers, (iii) projections of the annual rate of production, gross income and net income with respect to such PDP Reserves, (iv) information with respect to the “take-or-pay,” “prepayment” and gas-balancing liabilities of the Borrowers with respect to such PDP Reserves and (v) general economic assumptions.

(b) Deliver to the Agent, no later than each February 15th during the term of this Agreement, a Reserve Report, in substantially the format of and providing the information provided in the Reserve Reports provided pursuant to Section 5.4(a), prepared as of the preceding December 31st and certified by the Reserve Engineer as fairly and accurately setting forth the information provided therein.

(c) Deliver to the Agent, no later than the 45th day following the end of each fiscal month, a report, in form reasonably satisfactory to the Agent, setting forth information as to quantities of production from the Mortgaged Properties, volumes of production sold, volumes of production committed to Commodity Hedge Agreements, pricing, purchasers of production, gross revenues, lease operating expenses and such other information as the Agent or any Lender may request with respect to the relevant monthly period.

(d) Deliver to the Agent, no later than the 45th day after the end of each fiscal month, an aging of the accounts payable of the Borrowers, on a consolidated basis, at the end of the relevant monthly period.

(e) Deliver to the Agent, no later than the 45th day after the end of each fiscal month, a current reporting of the activities with respect to the Oil and Gas Properties of any of the Borrowers setting forth the details of such activities and a comparison of the activities set forth in the Development Plan delivered pursuant to clause (f) below as of the end of the relevant monthly period.

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(f) Deliver to the Agent, no later than December 31st of each year, a Development Plan, in form acceptable to the Agent in its sole discretion, setting forth proposed activities with respect to the Oil and Gas Properties of the Borrowers or any of them during the subsequent fiscal year.

(g) Deliver to the Agent, no later than December 31st of each year, financial projections for the Borrowers, on a consolidated basis, as at the close of each month of the subsequent fiscal year, which financial projections shall be presented in the form of Financial Statements.

5.5 Title Opinions; Title Defects; Mortgaged Properties.

(a) Promptly upon the request of the Agent, furnish to the Agent title opinions, in form and by counsel reasonably satisfactory to the Agent, or other confirmation of title reasonably acceptable to the Agent, covering Oil and Gas Properties of the relevant Borrower.

(b) Promptly, but in any event within 30 days after notice by the Agent of any title defect having a Material Adverse Effect, clear such title defect.

(c) Promptly upon the request of the Agent, execute and deliver to the Agent additional Security Documents as necessary to maintain, as Mortgaged Properties, Oil and Gas Properties of the Borrowers the PV-10 value of the Proved Reserves attributable to which, in the aggregate, equals at least one hundred percent (100%) of the Total Proved Reserves reflected in the Reserve Report most recently provided to the Agent pursuant to the provisions of Section 5.4.

5.6 Notices of Certain Events. Deliver to the Agent, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrowers, and setting forth the relevant event or circumstance and the steps being taken by the relevant Borrower with respect to such event or circumstance:

(a) any Default or Event of Default;

(b) any default or event of default under any contractual obligation of any Borrower, or any litigation, investigation or proceeding between such Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding involving any Borrower as a defendant or in which any Property of any Borrower is subject to a claim and in which the amount involved is $25,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

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(d) the receipt by senior management of the Borrowers of any Environmental Complaint, which if adversely determined could reasonably be expected to have a Material Adverse Effect;

(e) any actual, proposed or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrowers following any allegation of a violation of any Requirement of Law;

(f) any Release of Hazardous Substances by the Borrowers or from, affecting or related to any Property of the Borrowers or Property of others adjacent to Property of the Borrowers which could reasonably be expected to have a Material Adverse Effect, except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension or forfeiture of or failure to renew, any permit, license, registration, approval or authorization which could reasonably be expected to have a Material Adverse Effect;

(g) James A. Doris ceases to be part of the senior management of the Borrowers;

(h) the filing or commencement of any action, suit, proceeding, or arbitration by or on behalf of any Borrower claiming or asserting damages in favor of such Borrower in an amount in excess of $500,000; and

(i) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

5.7 Letters in Lieu of Transfer Orders or Division Orders. Promptly upon request by the Agent at any time and from time to time, and without limitation on the rights of the Agent pursuant to the provisions of Section 2.17, execute such letters in lieu of transfer or division orders as are necessary or appropriate to transfer and deliver to the remittances of Agent proceeds from or attributable to any of the Mortgaged Property.

5.8 Commodity Hedging. Maintain in effect and comply, in all material respects, with the provisions of the Minimum Required Commodity Hedge Agreements.

5.9 Tax Returns. Furnish to the Agent, promptly upon, but in no event more than thirty (30) days after, each filing of the annual federal income tax return of the Borrowers with the Internal Revenue Service, a copy thereof.

5.10 Additional Information. Furnish to the Agent and any Lender, promptly upon the request of the Agent, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Borrowers as the Agent may from time to time reasonably request; and notify the Agent not less than ten (10) Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Property of the Borrowers, including any change in its name or the location of the jurisdiction of organization, principal place of business or chief executive office of the relevant Borrower; and upon the request of the Agent, execute such additional Security Documents as may be necessary or appropriate in connection therewith.

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5.11 Compliance with Laws. Comply, in all material respects, with all applicable Requirements of Law, including (a) ERISA, (b) Environmental Laws, (c) Anti-Terrorism Laws and (d) all permits, licenses, registrations, approvals and authorizations (i) related to any natural or environmental resource or media located on, above, within, related to or affected by any Property of the Borrowers, (ii) required for the performance of the operations of the Borrowers, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and use its best efforts to cause all employees, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of the Borrowers, while such Persons are acting within the scope of their relationship with the relevant Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the relevant Borrower to so comply.

5.12 Payment of Assessments and Charges. Pay all Taxes, assessments, governmental charges, rent and other Indebtedness which, if unpaid, might become a Lien against any Property of the Borrowers, except any of the foregoing being contested in good faith and as to which an adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

5.13 Maintenance of Existence or Qualification and Good Standing. Maintain its corporate, limited liability company or limited partnership, as the case may be, existence or qualification and, if applicable, good standing in its jurisdiction of organization and in all jurisdictions wherein any material Property now owned or hereafter acquired or business now or hereafter conducted by it necessitates same.

5.14 Payment of Notes; Performance of Obligations. Pay the Notes according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act and discharge all of the other Obligations.

5.15 Further Assurances.

(a) The Borrowers shall promptly (and in no event later than thirty (30) days after becoming aware of the need therefor) do all acts and things, and execute and file or record, all instruments, documents, or agreements reasonably requested by the Agent or the Required Lenders, to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrowers in the Loan Documents including the Notes, to further evidence and more fully describe the Collateral as security for the Obligations, as to correct any omissions in this Agreement or the Security Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or the Security Documents or the priority thereof or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Agent or the Required Lenders, in connection therewith.

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(b) In addition to the foregoing, the Borrowers shall, within thirty (30) days following request by the Agent, execute and deliver, mortgages, deeds of trust or any other agreements, documents or instruments with respect to the Real Property and Oil and Gas Properties to evidence the first-priority security interests granted to the Agent for the benefit of the Lenders pursuant to the Loan Documents.

5.16 Initial Expenses of Agent. Upon request by the Agent, promptly reimburse the Agent for, or pay directly, all reasonable and documented fees and expenses of counsel (including, without limitation, one lead counsel and any local counsel) and financial advisors to the Agent and the Lenders, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Documents, and the consummation of the transactions contemplated in this Agreement.

5.17 Subsequent Expenses of Agent and Lenders. Promptly reimburse (a) all third party out-of-pocket amounts reasonably expended, advanced or incurred by or on behalf of the Agent and Lenders (i) to satisfy any obligation of the Borrowers under any of the Loan Documents; (ii) to ratify, amend, restate or prepare additional Loan Documents, as the case may be; (iii) in connection with the filing and recordation of Security Documents; and which amounts shall include all reasonable attorney’s fees, together with interest at the Contract Rate on each such amount from the date of notification by the Agent that the same was expended, advanced or incurred by the Agent until the date it is repaid to the Agent; (iv) in connection with certain back office and administrative services related to the Term Loan provided by Cortland Capital Market Services LLC or such other third party loan servicer as Agent may select from time to time; and (v) in connection with all valuation services related to the Term Loan; provided, that the fees and expenses in connection with (a)(iv) and (a)(v) above shall not exceed $30,000 per calendar year; and (b) following an Event of Default, all out-of-pocket costs and expenses, if any, of the Agent or any of the Lenders (i) to enforce or protect their respective rights under any of the Loan Documents; (ii) to collect the Obligations and (iii) to protect the Properties or business of the Borrowers, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the relevant Borrower by the Agent and which costs and expenses shall include (A) all court costs, (B) reasonable attorneys’ fees of one lead counsel and any special or local counsel, (C) reasonable fees and expenses of auditors and accountants and other professionals incurred to protect the interests of the Agent and the Lenders, (D) fees and expenses incurred in connection with the participation by the Agent on behalf of the Lenders as members of the creditors’ committee in any Insolvency Proceeding, (E) fees and expenses incurred in connection with lifting the automatic stay prescribed in §362 Title 11 of the United States of America Code, (F) fees and expenses incurred by the Independent Reserve Engineer incurred in connection with the preparation, analysis and delivery of the Reserve Reports, and (G) fees and expenses incurred in connection with any action pursuant to §1129 Title 11 of the United States of America Code all reasonably incurred by the Agent on behalf of the Lenders in connection with the collection of any sums due under the Loan Documents, together with interest at the Contract Rate or Default Rate, as applicable, on each such amount from the date of notification by the Agent that the same was expended, advanced or incurred by the Agent or the Lenders until the date it is repaid to the Agent or such Lender, as applicable, with the obligations under this Section 5.17 surviving the non-assumption of this Agreement in any Insolvency Proceeding and being binding upon the Borrowers and/or a trustee, receiver, custodian or liquidator of the Borrowers appointed in any such case. Notwithstanding any provision to the contrary herein, the Borrowers agree that, upon five (5) days’ notice, the Agent may debit the Borrowers’ account or accounts that are subject to exclusive control by the Agent for any amounts payable pursuant to this Section 5.17 (including, without limitation, the Lockbox Account).

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5.18 Maintenance of Properties; Books and Records; Inspections. Each Borrower will (a) maintain or, to the extent that the right or obligation to do so rests with another Person, exercise commercially reasonable efforts to cause such other Person to maintain all of the tangible Properties of the Borrowers in good repair and condition, ordinary wear and tear excepted; make or, to the extent that the right or obligation to do so rests with another Person, exercise commercially reasonable efforts to cause such other Person to make all necessary replacements thereof and operate such Properties in a good and workmanlike manner, (b) keep adequate books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities, and (c) permit any representatives designated by the Agent or any Lender (including employees of the Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Agent) to visit and inspect any of the properties of any Borrower to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested and by this provision the Borrowers authorize such independent accountants to discuss with the Agent and Lender and such representatives the affairs, finances and accounts of each Borrower; provided that (i) such Borrower shall be afforded an opportunity to be present at any such discussions with the independent accountants, and (ii) unless an Event of Default has occurred and is continuing, only one (1) such visits and inspections in any twelve (12) month period shall be at the Borrowers’ expense. The Borrowers acknowledge that the Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrowers’ assets for internal use by the Agent and the Lenders. Notwithstanding anything to the contrary in this Section 5.18, none of the Borrowers or their Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (x) in respect of which disclosure to the Agent or any Lender (or their representatives) is prohibited by law or any binding agreement or (y) that is subject to attorney-client or similar privilege or constitutes attorney work product.

5.19 Maintenance of Insurance. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, casualty insurance, such public liability insurance, and third party property all risk damage insurance, in each case, with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers as are customarily carried or maintained under similar circumstances by Persons of established reputation of similar size and engaged in similar businesses, in such amounts (giving effect to self-insurance which comports with the requirements of this Section 5.19 and provided that adequate reserves therefor are maintained in accordance with GAAP), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons and in such amounts and from such insurers reasonably acceptable to Agent. Each such policy of the Borrowers of (i) casualty insurance shall contain loss payable clauses or provisions in each such insurance policy or policies in favor of and made payable to the Agent as its interests may appear and (ii) such policies of liability insurance shall name the Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give no less than 30 days prior written notice of any cancellation to the Agent (10 days for non-payment). Such endorsement shall be further endorsed to show that each Borrower waives the right and shall cause its insurers to waive the right to subrogate against the Lenders. Each such policy shall be primary and not excess to or contributing with any insurance or self-insurance maintained by any Lender. Upon request at any time from and after the date that is thirty days after the Closing Date, the Borrowers shall deliver a certificate of insurance coverage from each insurer or its authorized agent or broker with respect to the insurance required by this Section 5.19 in form reasonably satisfactory to the Agent.

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5.20 Environmental Indemnification. Indemnify and hold the Agent and each of the Lenders and their respective shareholders, officers, directors, employees, agents, advisors attorneys-in-fact and Affiliates and each trustee for the benefit of the Agent or the Lenders under any Security Document (each of the foregoing an “Indemnitee”) harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including attorneys’ fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under, or from any Property of the Borrowers, whether prior to or during the term hereof, (b) any activity carried on or undertaken on any Property of the Borrowers, whether prior to or during the term hereof, and whether by the Borrowers or any of the predecessors in title, employees, agents, contractors or subcontractors of or any other Person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination on or under any Property of the Borrowers, (d) any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by the Borrowers or any employees, agents, contractors or subcontractors of the Borrowers while such Persons are acting within the scope of their relationship with the relevant Borrower, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Requirements of Law or (e) the performance and enforcement of any Loan Document or any other act or omission in connection with or related to any Loan Document or the transactions contemplated thereby, including any such claim, loss, damage, liability, fine, penalty, charge, administrative or judicial proceeding, order, judgment, remedial action, requirement, enforcement action, cost or expense, arising from the negligence (but not the gross negligence or willful misconduct), whether sole or concurrent, of any Indemnitee; with the foregoing indemnity surviving satisfaction of all Obligations and the termination of this Agreement, unless all such Obligations have been satisfied wholly in cash and not by way of realization against any Collateral or the conveyance of any Property in lieu thereof, provided that such indemnity shall not extend to any act or omission by the Agent or any Lender with respect to any Property subsequent to the Agent or any Lender becoming the owner of such Property and with respect to which Property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto by the Agent or any Lender. All amounts due under this Section 5.20 shall be payable on written demand therefor by the Agent.

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5.21 General Indemnification. Indemnify and hold each Indemnitee harmless from and against any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (a) the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby, (b) the use of proceeds of the Term Loan, or (c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any such loss, claim, damage, liability or expense arising from the negligence, whether sole or concurrent, of any Indemnitee, except to the extent that the same is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct; with the foregoing indemnity surviving satisfaction of all Obligations and the termination of this Agreement. All amounts due under this Section 5.21 shall be payable on written demand therefor.

5.22 Evidence of Compliance with Anti-Terrorism Laws. Deliver to the Agent and any Lender any certification or other evidence requested from time to time by the Agent or such Lender, in their reasonable discretion, confirming compliance by the Borrowers with the provisions of any or all applicable Anti-Terrorism Laws.

5.23 Board and Management Meetings. Hold (a) a meeting of the governing body of each Borrower or its manager, as the case may be, at least annually and, in connection with each such meeting or any proposed action without a meeting, as the case may be, (i) provide to the Agent reasonable advance notice of the meeting or reasonable advance notice of any proposed action without a meeting, (ii) provide to the Agent, reasonably in advance of the meeting or proposed action without a meeting, copies of all written materials provided to the directors and (iii) so long as the Loan Balance exceeds $100,000 allow the Agent Observer to attend the meeting as a non-voting observer and (b) regular operations meetings of the management team of the relevant Borrower and special meetings of such management team at the reasonable request of the Agent. Borrowers will reimburse the Agent Observer for all reasonable and documented out-of-pocket costs and expenses incurred in connection with its participation in any such meetings.

5.24 Leases. Each Borrower will maintain in full force and effect all oil, gas or mineral leases, contracts, servitudes and other agreements forming a part of any Oil and Gas Property covered by the most recent Reserve Report, to the extent the same cover or otherwise relate to such Oil and Gas Property, and each Borrower will timely perform all of its obligations thereunder, in accordance with industry standards. Each Borrower will properly and timely pay or hold in suspense status all rents (including delay rentals or other amounts necessary to extend the primary term of any lease), royalties, expenses and other payments due and payable under any such leases, contracts, servitudes and other agreements, or under the Permitted Liens, or otherwise attendant to its ownership or operation of any Oil and Gas Property (or contest such payments in accordance with the terms of the applicable joint operating agreement or otherwise contest in good faith and by appropriate proceedings and maintaining reserves for the payment of which in accordance with GAAP). Each Borrower will promptly notify the Agent of any claim (or any conclusion by such Borrower) that such Borrower is obligated to account for any royalties, or overriding royalties or other payments out of production, on a basis (other than delivery in kind) less favorable to such Borrower than proceeds received by such Borrower (calculated at the well) from sale of production.

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5.25 Maximum Permitted Monthly General and Administrative Cost Allocation. Not pay, agree to pay, deduct or account for General and Administrative Costs in excess of $150,000 per month. The Borrowers shall report to the Agent in the financial statements delivered pursuant to Section 5.2 a reasonably detailed description of the allocation of General and Administrative Costs detailing the inputs of the calculation (measured in arrears).

5.26 Material Contracts. (a) Comply in all material respects with Material Contracts, and (b) promptly, and in any event within five (5) Business Days after any Material Contract of any Borrower is terminated or amended or after any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts and an explanation of any actions being taken with respect thereto.

5.27 Information Regarding Collateral. The Borrowers will furnish to the Agent written notice at least thirty (30) days prior to the occurrence of any change (a) in any Borrower’s legal name, (b) in any Borrower’s identity or organizational structure, or (c) in any Borrower’s Federal Taxpayer Identification Number. Each Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or other applicable law or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral that can be perfected by the filing of a UCC financing statement. The Borrowers will furnish to the Agent prompt written notice of any material Liens or claims made or asserted in writing against any Collateral or interest therein. Each Borrower also agrees promptly to notify the Agent in writing if any material Collateral is lost, damaged or destroyed.

5.28 Lockbox Account. (a) Remit all payments (including, without limitation, any cash collateral returned or arising from the surety obligations contemplated under Section 5.32 below) received by it to the Lockbox Account and (b) direct all account debtors and royalty payors to remit all payments due to the Borrowers to the Lockbox Account.

5.29 Additional Properties; Other Collateral. In the event that (a) any Borrower acquires any Oil and Gas Property or (b) any Property owned or leased by a Borrower on the Closing Date becomes Oil and Gas Property and such interest or interests under clauses (a) or (b) have an aggregate value in excess of $100,000 and have not otherwise been made subject to the Lien of the Security Documents in favor of the Agent for the benefit of the Lenders, then such Borrower, contemporaneously with acquiring such Oil and Gas Property, in the case of clause (a), and promptly after any Property owned or leased on the Closing Date becomes an Oil and Gas Property, in the case of clause (b), must take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates with respect to each such Property that the Agent shall reasonably request to create in favor of the Agent, for the benefit of the Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected first priority security interest in such Property (subject only to Permitted Liens) such that, at all times the Agent will have a mortgage lien on all of the Oil and Gas Properties of the Borrowers. Each Borrower will at all times cause all personal property of such Borrower to be subject to a first priority Lien (subject only to Permitted Liens) in favor of the Agent pursuant to the Security Documents. All of the issued and outstanding Equity Interests of each Borrower (other than Holdings) shall at all times be pledged to the Agent pursuant to the Security Documents.

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5.30 Other Financial Reporting Obligations. Deliver to the Agent any and all annual and quarterly financial reporting information of Viking as well as any special reporting delivered to its securities regulator no later than three (3) days after such information is delivered to the SEC.

5.31 Removal of Operator. If any Operator Event of Default or Event of Default exists, the Borrowers or such Affiliate shall, at the request of the Agent, immediately be removed as the operator pursuant to this Section 5.31, and such Person will (a) immediately take any and all actions reasonably requested by the Agent or its designee to facilitate a smooth transition of operatorship from such Person to a successor operator approved by the Agent in writing, including without limitation, transferring to the Agent or Agent’s designee, any cash collateral returned to the Borrowers as a result of bonds or other surety obligations being released or terminated in connection with the removal of the operator pursuant to this Section 5.31, (b) refrain from taking any action to oppose, delay or otherwise hinder the efforts of that successor operator to assume operatorship of the Collateral, and (c) fully cooperate in good faith with all such efforts by the Agent to pursue foreclosure and/or other rights and remedies available to the Agent by law, equity or otherwise. The Agent’s determination and written notification to any Person that an Event of Default has occurred and is continuing or otherwise exists will be conclusive and binding absent manifest error. For the avoidance of any doubt, the burden of proving manifest error shall be on the Borrowers.

5.32 Maintenance of Bonds, Guarantees. The Borrowers shall obtain and maintain, or cause to be obtained and maintained, for the term of this Agreement, as the operator of record for the assets indicated as being operated by Five-J.A.B. Inc. on Exhibit B-1 of the Acquisition Agreement, bonds and guarantees sufficient to comply with the bonding requirements of the State of Texas, the State of Louisiana or any other Governmental Authority. For the avoidance of any doubt, the Borrowers may rely on the bonds and/or guarantees of Petrodome Operating, LLC, or its successors and assigns, to satisfy the obligation under this Section 5.32.

5.33 Post-Closing Obligation. (a) Within fifteen (15) days after the Effective Date, the Agent shall have received a Development Plan in form and substance acceptable to the Agent in its sole discretion, (b) within ten (10) days following the Effective Date, the Borrowers shall direct all account debtors to make payment on accounts and any other Collateral directly to the Lockbox Account, (c) within thirty (30) days following the Effective Date, each relevant Borrower shall note, to the Agent’s reasonable satisfaction, the Agent’s security interest on all certificates of title for the vehicles or vessels, as the case may be, set forth on Schedule 3.5(c) of that certain Security Agreement dated as of the Effective Date, executed by the Borrowers for the benefit of the Agent and the other Secured Parties (as defined therein), (d) within thirty (30) days following the Effective Date, the Borrowers shall provide evidence of receipt by each of the aforementioned account debtors of such payment directions, (e) use commercially reasonable efforts, within thirty (30) days after the Effective Date, to deliver to Agent the countersigned Direction Letters delivered pursuant to Section 3.1(p), and (f) within thirty (30) days following the Effective Date, the Agent shall receive fully executed Deposit Account Control Agreements in form and substance acceptable to the Agent in its reasonable discretion.

If notwithstanding the foregoing instructions, any Borrower receives any proceeds of any such Collateral, such Borrower shall receive such payments as Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of such Collateral received by it to the Lockbox Account. If any Borrower should refuse or neglect to notify any account debtor to forward payments directly to the Lockbox Account, Agent shall be entitled to make such notification directly to the applicable account debtor.

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ARTICLE VI

NEGATIVE COVENANTS

So long as any Obligation remains outstanding or unpaid, none of the Borrowers will:

6.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of forty-five (45) days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (c) Indebtedness of the Borrowers at any time owing by the relevant Borrower under any of the Minimum Required Commodity Hedge Agreements or other Commodity Hedge Agreement with Approved Hedge Counterparties and approved by the Agent, (d) Contingent Obligations permitted pursuant to Section 6.2, (e) Indebtedness of any Borrower owed to any other Borrower or to Holdings; provided, however, that neither Holdings nor Elysium may guarantee any of obligations of the other Borrowers, (f) Indebtedness under purchase money financings not to exceed $1,000,000 in the aggregate at any time outstanding, (g) indebtedness (other than Indebtedness for borrowed money) associated with (i) worker’s compensation laws or claims, unemployment insurance laws or similar legislation, performance, bid, surety, appeal, regulatory or similar bonds or (ii) surety obligations required by Governmental Authority or any Person in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of Oil and Gas Properties, (h) Indebtedness associated with Permitted Liens pursuant to clause (d) of the definition thereof, and (i) Indebtedness under that certain Contract Operating Agreement, which shall at all times be subject to the Subordination Agreement.

6.2 Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees, performance surety or other bonds or endorsements of items deposited for collection, in each case provided in the ordinary course of business or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

6.3 Liens. Create, incur, assume or suffer to exist any Lien on any of its Property, whether now owned or hereafter acquired; provided, however, the foregoing restriction shall not apply to Permitted Liens.

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6.4 Sales of Assets. Sell, transfer or otherwise dispose of, any of its Property, whether now owned or hereafter acquired, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of Hydrocarbons or inventory in the ordinary course of business, provided that no contract for the sale of Hydrocarbons shall obligate the relevant Borrower to deliver Hydrocarbons produced from any of its Oil and Gas Properties at some future date without receiving full payment therefor within sixty (60) days of delivery, (b) the sale or other disposition of Property destroyed, lost, worn out, damaged or having only salvage value or no longer used or useful in the business in which it is used, (c) the sale, transfer or other disposition of Property from the Borrowers to any other Borrowers or direct obligor hereunder, (d) sales or other dispositions of Property not constituting Collateral and not exceeding $50,000 in the aggregate, for the Borrowers on a consolidated basis, during any calendar year, or (e) sales or other dispositions of Property, the proceeds of which are used to pay the Obligations in full in cash.

6.5 Leasebacks. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

6.6 Sale or Discount of Receivables. Except to minimize losses on bona fide debts previously contracted, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable.

6.7 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person; provided, however, the foregoing restriction shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and on terms customary in the relevant industry, (b) loans or advances by the relevant Borrower to any of the other Borrower or (c) other loans or advances not exceeding $25,000, in the aggregate for the Borrowers on a consolidated basis, at any time outstanding. Notwithstanding the forgoing, the Borrowers shall not make any advance or loan to or for the benefit of, whether directly or otherwise, to: (i) any Person directly or indirectly related to any Borrower or (ii) any officer or manager of such Borrower, without the express written consent of the Agent.

6.8 Investments. Make or acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to (a) the purchase or acquisition of Oil and Gas Properties, pipelines and gathering systems or other Property related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America (including, the federal Outer Continental Shelf) and otherwise in accordance with the Development Plan and this Agreement or otherwise approved by the Agent in its sole discretion, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody’s Investor Service, Inc. or A-2 by Standard & Poor’s Corporation and with maturities of no more than one year from the date of acquisition, (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section 6.8, or (iv) certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers’ acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through any Lender or any bank or trust company organized under the laws of the United States of America or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this proviso to this Section 6.8, (d) Investments in money-market funds sponsored or administered by Persons acceptable to the Agent and which funds invest in short-term Investments similar in nature and degree of risk to those described in clause (b) of this proviso to this Section 6.8, or (e) evidences of loans or advances not prohibited by the provisions of Section 6.8.

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6.9 Dividends and Distributions. Declare, pay or make, whether in cash or Property of the relevant Borrower, any dividend or distribution on, or purchase, redeem or otherwise acquire for value, any of its Equity Interests other than dividends and distributions paid (a) in additional shares of Equity Interests, so long as such additional shares of Equity Interests do not constitute Disqualified Equity Interests, (b) pursuant to and in accordance with stock option plans or other benefit plans for management, employees or consultants of the relevant Borrower, so long as such additional shares of Equity Interests do not constitute Disqualified Equity Interests, or (c) so long as no Default or Event of Default exists or would reasonably be expected to result in a Default or Event of Default, as a Permitted Tax Distribution.

6.10 Issuance of Equity; Changes in Corporate Structure. Issue or agree to issue any Equity Interests in any Borrower or any Subsidiary other than common Equity Interests; enter into any transaction of consolidation, merger or amalgamation (including through a plan of division), or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) unless a Borrower is the surviving Person of such transaction.

6.11 Transactions with Affiliates and Certain Other Person. Directly or indirectly, enter into any transaction (including the sale, lease or exchange of Property or the rendering of service) with any of its Affiliates or with any Person directly or indirectly related to any Borrower or any manager or officer of such Borrower (other than transactions entered into in the normal course of business between the Borrowers and any other Borrower not otherwise prohibited hereunder), other than: (a) upon fair and reasonable terms no less favorable than could be obtained in an arm’s length transaction with a Person which was not an Affiliate and (b) upon terms approved by the Agent in writing.

6.12 Lines of Business. Engage in any line of business other than those in which the relevant Borrower is engaged as of the Closing Date.

6.13 Plan Obligation. Assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

6.14 Anti-Terrorism Laws. Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person; Deal in, or otherwise engage in any transaction relating to, any Property or interests in Property blocked pursuant to Executive Order No. 13224; Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate (i) any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act or (ii) any prohibitions set forth in the rules or regulations issued by OFAC or any sanctions against targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers based on United States of America foreign policy.

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6.15 Amendment of Material Contracts. Amend, supplement, restate or otherwise modify (a) in any material respect, any Material Contract to which the relevant Borrower is a party, including, without limitation, any Development Plan, contract operating agreement or joint operating agreement, without the express written consent from the Agent, or (b) whether or not constituting “Material Contracts” (i) documents governing the conveyance of Oil and Gas Properties and (ii) oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, in each case, in a manner materially adverse to the interests of the Lenders without in each case obtaining the prior written consent of the Agent to such amendment, restatement, supplement or other modification or waiver.

6.16 Provisions of Commodity Hedge Agreements. Enter into or maintain in effect any Commodity Hedge Agreement containing any provision obligating the relevant Borrower to provide to the relevant Approved Hedge Counterparty any collateral, margin, letter of credit or any other form of security or credit support for the obligations, contingent or otherwise, of the relevant Borrower thereunder.

6.17 Maintenance of Commodity Hedge Agreements. Enter into any Commodity Hedge Agreement, whether with an Approved Hedge Counterparty or another Person, other than the Minimum Required Commodity Hedge Agreements or liquidate or terminate any of Minimum Required Commodity Hedge Agreements.

6.18 Deposit Accounts. Establish or maintain funds on deposit in a deposit account with any financial institution other than in (a) the Lockbox Account, or (b) in an Operating Account (including deposit accounts used to maintain funds in suspense or royalties due to third-parties) as described on Schedule 6.18 attached hereto, as updated from time to time.

6.19 Development Plans. Make any expenditure with respect to exploration or development activities with respect to the Oil and Gas Properties other than as contemplated in the Development Plan.

6.20 Subsidiaries. Form or acquire any Subsidiary without the prior written consent of the Agent. In the event that the Agent provides such prior written consent to any formation or acquisition of any Subsidiary or joint venture, the relevant Borrower and/or Borrowers shall contemporaneously with such formation or acquisition, cause such Subsidiary to (a) become a Borrower by delivering to the Agent a duly executed amendment to this Agreement or such other document as the Agent shall deem appropriate for such purpose, (b) in accordance with Section 5.29, grant a security interest in all Collateral of the type described in the Security Documents subject to the exceptions specified therein, including all Oil and Gas Properties, owned by such Subsidiary by delivering to the Agent a duly executed supplement to the Security Documents or such other document as the Agent all documents the Agent shall deem appropriate for such purpose, (c) deliver to the Agent such opinions, documents and certificates referred to in Section 3.1 as may reasonably be requested by the Agent, (d) deliver to the Agent such original certificated Equity Interests or other transfer powers duly executed in blank, (e) deliver to the Agent such updated Schedules to the Loan Documents as requested by the Agent with respect to such Subsidiary, and (f) deliver to the Agent such other documents as may be reasonably requested by the Agent, all in form, content and scope reasonably satisfactory to the Agent.

6.21 Current Ratio. Allow, as of the close of any fiscal month, commencing with the month ending March 31, 2020, the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00.

6.22 PDP Collateral Coverage. Allow, as of each of the dates indicated in the table below in this Section 6.22, (a) the positive difference of (i) the Loan Balance as of the relevant date minus (ii) the amount of the Unrestricted Cash as of the relevant date divided by (b) the PV-10 value of the PDP Reserves (using Adjusted Strip Prices on the relevant date applied to the PDP Reserves of the Borrowers, on a consolidated basis, as reflected in the Reserve Report provided to the Agent pursuant to the provisions of Section 5.4), to be more than the percentage indicated in the table below for the relevant date:

Date	Percentage
June 30, 2020	70%
December 31, 2020, and each	65%
December 31 and June 30 thereafter

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6.23 Maximum Leverage. Allow, as of each of the dates indicated below in this Section 6.23, the ratio of (a) the Total Secured Debt to (b) EBITDA, calculated as set forth below, to exceed the ratios indicated in the table below for the relevant dates:

Date	Percentage	Calculation Period

June 30, 2020	3.50 to 1.00	Trailing 4 months, annualized
September 30, 2020	3.25 to 1.00	Trailing 7 months, annualized
December 31, 2020	3.00 to 1.00	Trailing 10 months, annualized
March 31, 2021, and the last day of each fiscal quarter thereafter	2.75 to 1.00	Trailing 12 months

6.24 Organizational Documents. Enter into any amendment or permit any modification of, or waive any material right or obligation of any Person under, any Borrower’s applicable certificate or articles of incorporation, certificate of formation, bylaws, limited liability company agreement or equivalent or comparable document, in each case in a manner that is materially adverse to the Agent or the Lenders.

6.25 Negative Pledge Agreements. Create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Documents, agreements with respect to purchase money Indebtedness or Capital Leases secured by Permitted Liens, but then only with respect to the Property that is the subject of such Capital Lease or purchase money Indebtedness), that in any way prohibits or restricts granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Agent and the Lenders.

6.26 Material Accounting Changes. Change the last day of its fiscal year from December 31, of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively. Make (without the consent of the Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

6.27 Amended to Acquisition Documents. Agree to any amendment, restatement, supplement or other modification to, or waiver of, any Acquisition Document without in each case obtaining the prior written consent of the Agent to such amendment, restatement, supplement or other modification or waiver.

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6.28 Passive Status of Holdings. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Holdings shall not (a) engage in any operating or business activities other than its ownership of Elysium and activities incidental to the foregoing, (b) have any liabilities (other than nonconsensual obligations imposed by operation of law) or Indebtedness (other than the Obligations), (c) own any property or assets other than Equity Interests in Elysium, (d) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased (as lessee), or licensed (as licensee) by it other than Permitted Liens, (e) consolidate with or merge with or into, or dispose all or substantially all its assets to, any Person, (f) sell, lease (as lessor), license (as licensor), exchange, assignment, transfer or otherwise dispose of any Equity Interests of any of its Subsidiaries, (g) create or acquire any Subsidiary or make or own any Investment in any Person other than Elysium; or (h) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; provided, however, that the foregoing shall not prohibit Holdings from engaging in the following activities or incurring the following liabilities: (i) the performance of its obligations under the Loan Documents, (ii) issuances of Equity Interests and other activities otherwise expressly permitted by this Agreement, (iii) activities related to the maintenance of Holdings’s corporate existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iv) liabilities and activities to comply with applicable law, rule, regulation, order, approval, license, permit or similar restriction, (v) carrying out its obligations as member or sole managing member of Elysium, (vi) managing, through its board, directors, officers and managers, the business of Elysium and the other Borrowers, (vii) receipt and payment of dividends otherwise permitted under this Agreement, (viii) payment of taxes and dividends to the extent permitted under this Agreement, (ix) making contributions to the capital of its Subsidiaries, (x) providing indemnification to officers, managers and directors, and (xi) holding any cash and maintenance of deposit accounts incidental to any activities permitted under this Section 6.28 and (xii) activities, liabilities and properties incidental to the foregoing clauses (i) through (xi).

ARTICLE VII

EVENTS OF DEFAULT

7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

(a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Notes or in the payment when due of any fee or other sum payable under any Loan Document to which the relevant Borrower is a party and such default shall continue unremedied for five (5) days, except such amounts due on the Maturity Date, for which no such grace period shall apply;

(b) default shall be made by the Borrowers in the due observance or performance of any of its obligations under the Loan Documents, and, as to compliance with the obligations of the Borrowers under Article V (other than Section 5.3, Section 5.6, Section 5.8, Section 5.14, Section 5.19, Section 5.27, Section 5.29, Section 5.25 and Section 5.31), such default shall continue for five (5) days after the earlier of notice thereof to the relevant Borrower or Borrowers by the Agent or knowledge thereof by the relevant Borrower or any of the other Borrowers;

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(c) any representation or warranty made by the Borrowers in any of the Loan Documents to which the relevant Borrower is a party proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate or data furnished or made to the Agent or any Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

(d) default shall be made by any Borrower (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note or other Indebtedness in excess of $100,000 in the aggregate as to the relevant Borrower or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for five (5) days in excess of the period of grace, if any, with respect thereto;

(e) the levy against any significant portion of the Property of the Borrowers, or any execution, garnishment, attachment, sequestration or other writ or similar proceeding in an amount in excess of $100,000 as to the relevant Borrower which is not permanently dismissed or discharged within 60 days after the levy;

(f) any Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors of all or substantially all of its assets, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

(g) an order, judgment or decree shall be entered against any Borrower by any court of competent jurisdiction or by any other Governmental Authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets, and such order, judgment or decree shall not be dismissed or stayed within thirty (30) days;

(h) a final and non-appealable order, judgment or decree shall be entered against any Borrower for money damages and/or Indebtedness due in an amount in excess of $100,000, and such order, judgment or decree shall not be dismissed or stayed within 60 days or is not fully covered by insurance;

(i) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against any Borrower under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. §1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of the relevant Borrower subject to a Lien in favor of the Agent without (i) satisfaction or provision for satisfaction of such Lien or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

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(j) no Borrower shall have (i) concealed, removed or diverted, or permitted to be concealed, removed or diverted, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law with intent to hinder, delay or defraud its creditors, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid with intent to hinder, delay or defraud its creditors or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 60 days from the date thereof;

(k) any Security Document shall for any reason not, or cease to, create valid and perfected first‑priority Liens against the Property of any Borrower which is a party thereto purportedly covered thereby, except to the extent permitted by this Agreement;

(l) any Loan Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the payment in full in cash of the Obligations in accordance with the terms hereof) or any Borrower contests in any manner the validity or enforceability of any provision of any Loan Document to which it is a party, or denies that it has any liability under any Loan Document to which it is a party;

(m) any Borrower purports to revoke, terminate or rescind any Loan Document or any provision of any Loan Document;

(n) any Borrower pays, in cash or otherwise, any portion of any Subordinated Indebtedness not expressly permitted pursuant to the terms of a subordination agreement in favor of the Agent,

(o) a Change of Control occurs; or

(p) at any time (i) an Insolvency Proceeding shall occurred with respect to Viking, (ii) Viking shall (A) fail to pay when due any principal of or interest on any (x) Indebtedness with a principal amount in excess of $500,000 or (y) a seller note issued by Viking to the Sellers (as such term is defined in the Acquisition Agreement) in satisfaction of a portion of the purchase price of the Acquisition Agreement or (B) shall be in default with respect to (x) any Indebtedness with a principal amount in excess of $500,000 or (y) a seller note issued by Viking to the Sellers (as such term is defined in the Acquisition Agreement) in satisfaction of a portion of the purchase price of the Acquisition Agreement, if, in the case of either clause (x) or clause (y), the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Viking to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, or (iii) Viking shall engage in any business other than the businesses engaged in by it on the Closing Date as presently conducted or contemplated to be conducted and all activities and operations incidental thereto.

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7.2 Remedies.

(a) [Reserved].

(b) Upon the occurrence of an Event of Default specified in Section 7.1(f) or Section 7.1(g), immediately and without notice, all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrowers.

(c) Upon the occurrence of any Event of Default other than those specified in Section 7.1(f) or Section 7.1(g), the Agent may, and upon the request of the Required Lenders shall, by notice in writing to any Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by each Borrower.

(d) Upon the occurrence of any Event of Default, the Lenders, with the oral consent of the Required Lenders (confirmed promptly in writing), and the Agent, in accordance with the terms hereof, may, in addition to the foregoing in this Section 7.2, exercise any or all of their rights and remedies provided by law or pursuant to the Loan Documents.

(e) Should the Obligations under the Loan Documents become immediately due and payable in accordance with any of the preceding subsections of this Section 7.2, the Agent shall be entitled to proceed against the Collateral.

(f) Proceeds received by the Agent from realization against the Collateral and any other funds received by the Agent from any Borrower when an Event of Default has occurred and is continuing shall be applied (i) first, to fees and expenses due pursuant to the terms of this Agreement, any other Loan Document or any Commodity Hedge Agreement with a Lender, (ii) second, to accrued interest on the Obligations under the Loan Documents or any Commodity Hedge Agreement with a Lender and (iii) third, to the Loan Balance and any other Obligations then due and payable, pro rata in accordance with the ratio of the Loan Balance or such other Obligations, as the case may be, to the sum of the Loan Balance and such other Obligations. Notwithstanding the foregoing, amounts received from any Borrower that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations owing to a Lender, it being understood that in the event any amount is applied to the Obligations other than Excluded Swap Obligations as a result of this sentence, the Agent shall make such adjustments as it determines are appropriate pursuant to this sentence, from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to the Obligations described in the preceding sentence of this subsection (f) of this Section 7.2 by Lenders that are the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to the preceding sentence of this subsection (f) of this Section 7.2.

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ARTICLE VIII

THE AGENT

8.1 Appointment. Each Lender hereby designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy. Each Lender authorizes the Agent, as the agent for such Lender, to take such action on behalf of such Lender under the provisions of this Agreement or the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement or the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy, the Agent shall not have any duties or responsibilities except those expressly set forth herein or in any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy or any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy or otherwise exist against the Agent.

8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Required Lenders and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy (except for gross negligence or willful misconduct of the Agent or such Person as finally judicially determined by a court of competent jurisdiction) or (c) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any Borrower or any Responsible Officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy, or to inspect the Properties, books or records of the Borrowers.

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8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless and until a written notice of assignment, negotiation or transfer thereof shall have been received by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents to which the Agent is a party or under which the Agent is granted any right or remedy in accordance with a request of the Required Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes. In no event shall the Agent be required to take any action that exposes the Agent to liability or that is contrary to any Loan Document to which the Agent is a party or under which the Agent is granted any right or remedy or applicable Requirement of Law.

8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, subject to the provisions of Section 7.2, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event that the officer of the Agent primarily responsible for the lending relationship with the Borrowers or any Responsible Officer of any Lender primarily responsible for the lending relationship with the Borrowers becomes aware that a Default or Event of Default has occurred and is continuing, the Agent or such Lender, as the case may be, shall use its good faith efforts to inform the other Lenders and/or the Agent, as the case may be, promptly of such occurrence. Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent or any Lender.

8.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any other Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to such Lender and that no act by the Agent or any other Lender hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent or any Lender to any other Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrowers and the value of the Properties of the Borrowers and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrowers and the value of the Properties of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial and otherwise) or creditworthiness of the Borrowers or the value of the Properties of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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8.7 Indemnification. Each Lender agrees to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the Percentage Share of such Lender, from and against any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including any time following the payment and performance of all Obligations and the termination of this Agreement) be imposed on, incurred by or asserted against the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates in any way relating to or arising out of this Agreement or any other Loan Document, or any other document contemplated or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates under or in connection with any of the foregoing, including any liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements imposed, incurred or asserted as a result of the negligence, whether sole or concurrent, of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates, as finally judicially determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the payment and performance of all Obligations and the termination of this Agreement.

8.8 Restitution. Should the right of the Agent or any Lender to realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrowers otherwise be entitled to a refund or return of funds distributed to the Lenders in connection with the Obligations, the Agent or such Lender, as the case may be, shall promptly notify the Lenders of such fact. Not later than Noon, Eastern Standard or Eastern Daylight Savings Time, as the case may be, of the Business Day following such notice, each Lender shall pay to the Agent an amount equal to the ratable share of such Lender of the funds required to be returned to the Borrowers entitled to such funds. The ratable share of each Lender shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded originally distributed to such Lender, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Percentage Share of such Lender. The Agent shall forward such funds to the relevant Borrower or to the Lender required to return such funds. If any such amount due to the Agent is made available by any Lender after Noon, Eastern Standard or Eastern Daylight Savings Time, as the case may be, of the Business Day following such notice, such Lender shall pay to the Agent (or the Lender required to return funds to the relevant Borrower, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the relevant Borrower is made by the Agent (or the Lender required to return funds to the relevant Borrower, as the case may be) to but not including the date on which such Lender failing to timely forward its share of funds required to be returned to the relevant Borrower shall have made its ratable share of such funds available.

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8.9 Agent in Its Individual Capacity. Lender serving as the Agent hereunder and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Borrowers or any of them as though such Lender were not the agent hereunder. With respect to any Note issued to the Lender serving as the agent, such Lender shall have the same rights and powers under this Agreement as a Lender and may exercise such rights and powers as though it were not the agent hereunder. The terms “Lender” and “Lenders” shall include the Agent in its individual capacity as a Lender.

8.10 Successor Agent. The Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint from among the Lenders or Affiliates of a Lender a successor agent for the Lenders; and if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor Agent be a Defaulting Lender. The term “Agent” shall mean such successor agent effective upon its appointment. The rights, powers and duties of the former Agent as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After the removal or resignation of any Agent hereunder as Agent, the provisions of this Article VIII and those of any Section of this Agreement relating to the Agent, including Section 5.16, Section 5.17, Section 5.21, Section 5.22 and Section 8.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

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8.11 Applicable Parties. The provisions of this Article VIII are solely for the benefit of the Agent and the Lenders, and none of the Borrowers shall have any rights as a third party beneficiary or otherwise under any of the provisions of this Article VIII. In performing functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrowers or any legal representative, successor or assign of the Borrowers.

8.12 Releases. Each Lender hereby authorizes the Agent to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Agent to execute and deliver to the Borrowers or any of them, at the sole cost and expense of the Borrowers, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of the Loan Documents.

8.13 Credit Bidding. The Lenders hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Borrower is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid by the Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Lender’s ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.9 of this Agreement), (iv) the Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Lenders, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Lender or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Lender are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Lender shall execute such documents and provide such information regarding the Lender (and/or any designee of the Lender which will receive interests in or debt instruments issued by such acquisition vehicle) as the Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. The Lenders hereby irrevocably authorize the Agent, at the direction of the Required Lenders, to consent to or elect not to object to, any sale free and clear of the security interests granted to the Agent under the Security Documents conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Borrower is subject. Notwithstanding the foregoing, the Agent shall use best efforts to consult with the Lenders prior to exercising its rights under this Section 8.13.

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ARTICLE IX

MISCELLANEOUS

9.1 Assignments; Participations.

(a) None of the Borrowers may assign any of its rights or obligations under any Loan Document without the prior written consent of the Agent and the Lenders.

(b) With the consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement. Any such assignment shall be in the amount of at least $25,000 (or any whole multiple of $25,000 in excess thereof), unless the relevant assignment is to an affiliate of the assigning Lender or is an assignment of the entire Commitment of the assigning Lender. The assignee shall pay to the Agent, if requested by the Agent, a transfer fee in the amount of $2,500 for each such assignment. Any such assignment shall become effective upon receipt by the Agent of all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, the execution and delivery to the Agent of the Assignment Agreement and recordation by the Agent in the Register in accordance with this Section 9.1(b). Promptly following receipt of an executed Assignment Agreement, the Agent shall send to the Borrowers a copy of such executed Assignment Agreement. Promptly following receipt of such executed Assignment Agreement, the Borrowers shall execute and deliver, at their own expense, new Notes to the assignee and, if applicable, the assignor, in accordance with their respective interests, whereupon the prior Notes of the assignor and, if applicable, the assignee, shall be canceled and returned to the Borrowers. Upon the effectiveness of any assignment pursuant to this Section 9.1(b), the assignee will become a “Lender,” if not already a “Lender,” for all purposes of the Loan Documents, and the assignor shall be relieved of its obligations hereunder to the extent of such assignment. If the assignor no longer holds any rights or obligations under this Agreement, such assignor shall cease to be a “Lender” hereunder, except that its rights under Section 5.17, Section 5.21, Section 5.22 and Section 8.7, shall not be affected. On the last Business Day of each month during which an assignment has become effective pursuant to this Section 9.1(b), the Agent shall update the Register to show all such assignments effected during such month and will promptly provide a copy thereof to the Borrowers and each Lender. Agent, acting for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices located in the Unites States of America a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and stated interest of the Term Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrowers, Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, in the absence of manifest error. Notwithstanding anything to the contrary, any assignment of any Term Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Borrower, Agent and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. This Section shall be construed so that the Term Loan is at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any successor provisions).

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(c) Each Lender may transfer, grant or assign participations in all or any portion of its interests hereunder to any Person pursuant to this Section 9.1(c), provided that such Lender shall remain a “Lender” for all purposes of this Agreement and the Transferee of such participation shall not constitute a “Lender” hereunder. In the case of any such participation, the participant shall not have any rights under any Loan Document, the rights of the participant in respect of such participation to be against the granting Lender as set forth in the agreement with such Lender creating such participation, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation. Each agreement creating a participation must include an agreement by the participant to be bound by the provisions of Section 8.3, Section 8.6 and Section 8.7.

(d) The Agent or any Lender may furnish any information concerning the Borrowers in the possession of the Agent or such Lender from time to time to assignees and participants and prospective assignees and participants.

(e) Notwithstanding anything in this Section 9.1 to the contrary, any Lender which is a national or state bank may assign and pledge all or any of its Notes or any interest therein to any Federal Reserve Bank or the Department of the Treasury of the United States of America as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment or pledge shall release the assigning or pledging Lender from its obligations hereunder.

(f) Notwithstanding any other provisions of this Section 9.1, no transfer or assignment of the interests or obligations of any Lender or grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the Securities and Exchange Commission or any successor Governmental Authority or qualify the Term Loan under the “Blue Sky” laws of any state.

9.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrowers and all covenants and agreements herein made by the Borrowers shall survive the execution and delivery of the Notes and shall remain in force and effect so long as any Obligation is outstanding.

9.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, if any, which oral notices shall be promptly confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by facsimile or electronic mail). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered personally, or, in the case of delivery by mail, when deposited in the mail, certified mail with return receipt requested, postage prepaid, in the case of facsimile notice, when receipt thereof is acknowledged orally or by written confirmation report or, in the case of electronic mail, when sent and no undeliverable notification is received, addressed as follows:

(a) if to the Agent, to:

405 Woodbine LLC
405 Lexington Avenue, 59th Floor
New York, New York 10174
Attention: Greg White
E-mail: gwhite@arenaco.com

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With a copy to:

gpaulsen@arenaco.com

and:

reporting@arenaco.com

With a copy to:

Hunton Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: Timothy A. “Tad” Davidson II

E-mail: taddavidson@huntonak.com

(b) if to any Lender, to the Applicable Lending Office, including, without limitation, each email address of such Lender appearing below such Lender’s Applicable Lending Office.

(c) if to any Borrower, to:

Elysium Energy, LLC

15915 Katy Freeway, Suite 450
Houston, Texas 77094
Attention: James A. Doris
E-mail: jdoris@vikingenergygroup.com

With a copy to:

Jones Walker

201 St. Charles Avenue

New Orleans, Louisiana 70170

Attention: Amy Scafidel

Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

9.4 Parties in Interest. Subject to the restrictions on changes in structure set forth in Section 6.10 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrowers, the Agent or the Lenders shall be binding upon and inure to the benefit of the relevant Borrower, the Agent or the Lenders, as the case may be, and their respective legal representatives, successors and assigns.

9.5 Rights of Third Parties. Except as provided in Section 9.4, all provisions herein are imposed solely and exclusively for the benefit of the Agent, the Lenders and the Borrowers and no other Person shall have any right, benefit, priority or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

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9.6 Renewals; Extensions. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrowers under this Agreement, the Notes or any other Loan Document.

9.7 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent or the Lenders or their officers or employees, nor any failure or delay by the Agent or the Lenders with respect to exercising any of their rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent and the Lenders under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of the Term Loan shall not constitute a waiver of any of the covenants, warranties or conditions of the Borrowers contained herein. In the event any of the Borrowers are unable to satisfy any such covenant, warranty or condition, the making of the Term Loan shall not have the effect of precluding the Agent or the Lenders from thereafter declaring such inability to be an Event of Default as hereinabove provided.

9.8 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

9.9 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, except by an instrument in writing signed by the Agent and the party against whom enforcement of the amendment, waiver, discharge or termination is sought. Subject to the preceding sentence, any provision of this Agreement or any other Loan Document may be amended or modified by the Borrowers and the Required Lenders or waived by the Required Lenders; provided that, notwithstanding any provision of this Agreement to the contrary, (a) no amendment, modification or waiver which (i) extends the Maturity Date, (ii) forgives the principal amount of any Indebtedness of the Borrowers outstanding under this Agreement or interest thereon or fees owing under this Agreement, (iii) releases any guarantor of such Indebtedness, (iv) releases all or substantially all of the Property of the Borrowers subject to the Security Documents, (v) postpones any date scheduled for any payment of principal of, or interest on, any Loan Balance, or any fees or other amounts payable hereunder to the Lenders or under any other Loan Document to the Lenders, or reduces the amount of, waives or excuses such payment, changes Section 2.7 or any other provision of any Loan Document in a manner that would alter the pro rata sharing of payments required thereby, (vi) reduces the interest rate applicable to the Loan Balance or the fees payable to the Lenders generally, (vii) affects this Section 9.9 or (viii) modifies the definition of “Required Lenders” shall be effective without the unanimous written consent of all Lenders and the Agent; (b) no amendment, modification or waiver which increases the Percentage Share of any Lender shall be effective without the written consent of such Lender and the Agent; (c) in the event Cargill and/or BP is a Lender, no amendment, modification or waiver which (i) amends or modifies the definitions of “Approved Hedge Counterparty”, “Minimum Required Commodity Hedge Agreements” or “Obligations” in this Agreement or any similar term(s) used or defined in any other Loan Document or (ii) amends, modifies or waives the terms of Section 5.8 or Section 6.17 of this Agreement, in either case, shall be effective without the prior written consent of Cargill and/or BP, as the case may be; and (d) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the written consent of the Agent.

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9.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

9.11 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Documents, upon the occurrence and continuation of an Event of Default, the realization, liquidation, foreclosure or any other disposition on or of any or all of the Property of the Borrowers subject to the Security Documents shall be in the order and manner and determined in the sole discretion of the Agent; provided, however, that in no event shall the Agent violate applicable law or exercise rights and remedies other than those provided in such Security Documents or otherwise existing at law or in equity.

9.12 Governing Law. This Agreement and the Notes shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to principles thereof relating to conflicts of law.

9.13 Dispute Resolution. This Section 9.13 contains a jury waiver, a class action waiver and an arbitration provision. READ CAREFULLY.

(a) THIS DISPUTE RESOLUTION PROVISION SHALL SUPERSEDE AND REPLACE ANY PRIOR “JURY WAIVER,” “JUDICIAL REFERENCE,” “CLASS ACTION WAIVER,” “ARBITRATION,” “DISPUTE RESOLUTION” OR SIMILAR ALTERNATIVE DISPUTE AGREEMENT OR PROVISION BETWEEN OR AMONG THE PARTIES HERETO RELATING TO THE TRANSACTION WHICH IS THE SUBJECT OF THIS AGREEMENT.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY CLAIM, DISPUTE OR CONTROVERSY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EACH OF THE FOREGOING, A “DISPUTE”), AND, EXCEPT AS PROVIDED BELOW IN THIS SECTION 9.13, DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. IF A COURT DETERMINES THAT THIS PROVISION IS NOT ENFORCEABLE FOR ANY REASON AND AT ANY TIME PRIOR TO TRIAL OF THE DISPUTE, BUT NOT LATER THAN 30 DAYS AFTER ENTRY OF THE ORDER DETERMINING THIS PROVISION IS UNENFORCEABLE, ANY PARTY HERETO SHALL BE ENTITLED TO MOVE THE COURT FOR AN ORDER COMPELLING ARBITRATION AND STAYING OR DISMISSING SUCH LITIGATION PENDING ARBITRATION (AN “ARBITRATION ORDER”). IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR AN ARBITRATION PROCEEDING ANY DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

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(c) IF A DISPUTE ARISES, AND ONLY IF A JURY TRIAL WAIVER IS NOT PERMITTED BY APPLICABLE LAW OR RULING BY A COURT, ANY PARTY MAY REQUIRE THAT THE DISPUTE BE RESOLVED BY BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR. BY AGREEING TO ARBITRATE A DISPUTE, EACH PARTY HERETO GIVES UP ANY RIGHT THAT PARTY MAY HAVE TO A JURY TRIAL AS WELL AS OTHER RIGHTS THAT PARTY WOULD HAVE IN COURT THAT ARE NOT AVAILABLE OR ARE MORE LIMITED IN ARBITRATION, SUCH AS THE RIGHTS TO DISCOVERY AND TO APPEAL.

ARBITRATION SHALL BE COMMENCED BY FILING A PETITION WITH, AND IN ACCORDANCE WITH THE APPLICABLE ARBITRATION RULES OF, THE AAA (THE “ADMINISTRATOR”) AS SELECTED BY THE INITIATING PARTY. IF THE PARTIES TO THE DISPUTE AGREE, ARBITRATION MAY BE COMMENCED BY APPOINTMENT OF A LICENSED ATTORNEY WHO IS SELECTED BY THE PARTIES TO THE DISPUTE AND WHO AGREES TO CONDUCT THE ARBITRATION WITHOUT AN ADMINISTRATOR. DISPUTES INCLUDE MATTERS (I) RELATING TO A DEPOSIT ACCOUNT, APPLICATION FOR OR DENIAL OF CREDIT, ENFORCEMENT OF ANY OF THE OBLIGATIONS ANY PARTY HERETO HAS TO ANY OF THE OTHER PARTIES HERETO, COMPLIANCE WITH APPLICABLE LAWS AND/OR REGULATIONS, PERFORMANCE OF SERVICES PROVIDED UNDER ANY AGREEMENT BY ANY PARTY HERETO, (II) BASED ON OR ARISING FROM AN ALLEGED TORT OR (III) INVOLVING ANY PARTY’S EMPLOYEES, AGENTS, AFFILIATES OR ASSIGNS, DISPUTES DO NOT, HOWEVER, INCLUDE THE VALIDITY, ENFORCEABILITY, MEANING OR SCOPE OF THIS ARBITRATION PROVISION AND SUCH MATTERS MAY BE DETERMINED ONLY BY A COURT. IF A THIRD PARTY IS A PARTY TO A DISPUTE, EACH PARTY HERETO CONSENTS TO INCLUDING THE THIRD PARTY IN THE ARBITRATION PROCEEDING FOR RESOLVING THE DISPUTE WITH THE THIRD PARTY. VENUE FOR THE ARBITRATION PROCEEDING SHALL BE AT A LOCATION DETERMINED BY MUTUAL AGREEMENT OF THE PARTIES THERETO OR, ABSENT SUCH AN AGREEMENT, IN THE CITY AND STATE WHERE THE AGENT IS HEADQUARTERED.

IF A COURT ISSUES AN ARBITRATION ORDER, ALL PARTIES TO THE DISPUTE THAT DID NOT SEEK THE ARBITRATION ORDER SHALL COMMENCE ARBITRATION. THE PARTY HERETO THAT SOUGHT THE ARBITRATION ORDER MAY COMMENCE ARBITRATION, BUT SHALL HAVE NO OBLIGATION TO DO SO, AND SHALL NOT IN ANY WAY BE ADVERSELY PREJUDICED BY INITIATING OR PARTICIPATING IN LITIGATION OR ELECTING NOT TO COMMENCE ARBITRATION. THE ARBITRATOR SHALL (I) HEAR AND RULE ON APPROPRIATE DISPOSITIVE MOTIONS FOR JUDGMENT ON THE PLEADINGS, FOR FAILURE TO STATE A CLAIM OR FOR FULL OR PARTIAL SUMMARY JUDGMENT, (II) RENDER A DECISION AND ANY AWARD APPLYING APPLICABLE LAW, (III) GIVE EFFECT TO ANY LIMITATIONS PERIOD IN DETERMINING ANY DISPUTE OR DEFENSE, (IV) ENFORCE THE DOCTRINES OF COMPULSORY COUNTERCLAIM, RES JUDICATA AND COLLATERAL ESTOPPEL, IF APPLICABLE, (V) WITH REGARD TO MOTIONS AND THE ARBITRATION HEARING, APPLY RULES OF EVIDENCE GOVERNING CIVIL CASES AND (VI) APPLY THE LAW OF THE STATE SPECIFIED IN THE AGREEMENT GIVING RISE TO THE DISPUTE. FILING OF A PETITION FOR ARBITRATION SHALL NOT PREVENT ANY PARTY FROM (I) SEEKING AND OBTAINING FROM A COURT OF COMPETENT JURISDICTION (NOTWITHSTANDING ONGOING ARBITRATION) PROVISIONAL OR ANCILLARY REMEDIES, INCLUDING INJUNCTIVE RELIEF, PROPERTY PRESERVATION ORDERS, FORECLOSURE, EVICTION, ATTACHMENT, REPLEVIN, GARNISHMENT AND/OR THE APPOINTMENT OF A RECEIVER, (II) PURSUING NON-JUDICIAL FORECLOSURE OR (III) AVAILING ITSELF OF ANY SELF-HELP REMEDIES, SUCH AS SETOFF AND REPOSSESSION. THE EXERCISE OF SUCH RIGHTS SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT TO SUBMIT ANY DISPUTE TO ARBITRATION.

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JUDGMENT UPON AN ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, EXCEPT THAT, IF THE ARBITRATION AWARD EXCEEDS $50,000, ANY PARTY TO THE RELEVANT DISPUTE SHALL BE ENTITLED TO A DE NOVO APPEAL OF THE AWARD BEFORE A PANEL OF THREE ARBITRATORS. TO ALLOW FOR SUCH APPEAL, IF THE AWARD (INCLUDING THE ADMINISTRATOR’S, THE ARBITRATOR’S AND ATTORNEY’S FEES AND COSTS) EXCEEDS $50,000, THE ARBITRATOR WILL ISSUE A WRITTEN, REASONED DECISION SUPPORTING THE AWARD, INCLUDING A STATEMENT OF AUTHORITY AND ITS APPLICATION TO THE DISPUTE. A REQUEST FOR DE NOVO APPEAL MUST BE FILED WITH THE ARBITRATOR WITHIN 30 DAYS FOLLOWING THE DATE OF THE ARBITRATION AWARD. IF SUCH A REQUEST IS NOT MADE WITHIN THAT TIME PERIOD, THE ARBITRATION DECISION SHALL BECOME FINAL AND BINDING. ON APPEAL, THE ARBITRATORS SHALL REVIEW THE AWARD DE NOVO, MEANING THAT THEY SHALL REACH THEIR OWN FINDINGS OF FACT AND CONCLUSIONS OF LAW, RATHER THAN DEFERRING IN ANY MANNER TO THE ORIGINAL ARBITRATOR. APPEAL OF AN ARBITRATION AWARD SHALL BE PURSUANT TO THE RULES OF THE ADMINISTRATOR OR, IF THE ADMINISTRATOR HAS NO SUCH RULES, THEN THE AAA ARBITRATION APPELLATE RULES SHALL APPLY.

ARBITRATION UNDER THIS PROVISION CONCERNS A TRANSACTION INVOLVING INTERSTATE COMMERCE AND SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. § 1 ET SEQ. THIS ARBITRATION PROVISION SHALL SURVIVE ANY TERMINATION, AMENDMENT OR EXPIRATION OF THIS AGREEMENT. IF THE TERMS OF THIS PROVISION VARY FROM THE ADMINISTRATOR’S RULES, THIS ARBITRATION PROVISION SHALL CONTROL. (D) EACH PARTY HERETO (I) CERTIFIES THAT NO ONE HAS REPRESENTED TO SUCH PARTY THAT ANY OTHER PARTY WOULD NOT SEEK TO ENFORCE JURY AND CLASS ACTION WAIVERS IN THE EVENT OF SUIT, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN THIS SECTION 9.13. THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 9.13 ARE A MATERIAL INDUCEMENT FOR THE AGENT AND EACH OF THE LENDERS TO ENTER INTO THIS AGREEMENT.

(d) EACH PARTY HERETO (I) CERTIFIES THAT NO ONE HAS REPRESENTED TO SUCH PARTY THAT ANY OTHER PARTY WOULD NOT SEEK TO ENFORCE JURY AND CLASS ACTION WAIVERS IN THE EVENT OF SUIT, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN THIS SECTION 9.13.

THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 9.13 ARE A MATERIAL INDUCEMENT FOR THE AGENT AND EACH OF THE LENDERS TO ENTER INTO THIS AGREEMENT.

9.14 Jurisdiction and Venue. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to or from this Agreement or any other Loan Document may be litigated, at the sole discretion and election of the Agent, in courts having situs in New York, New York County, New York. In such regard, each Borrower hereby submits to the jurisdiction of any local, state or federal court located in New York, New York County, New York, and hereby waives any rights it may have to transfer or change the jurisdiction or venue of any litigation brought against it by the Agent or any Lender in accordance with this Section 9.14.

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9.15 Integration. This Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto with respect to the subject hereof and thereof and shall supersede any prior agreement among the parties hereto and thereto, whether written or oral, relating to the subject matter hereof and thereof, including any term sheet or summary of principal terms provided to the Borrowers by Arena Investors, LP, the Agent or any Lender. Furthermore, in this regard, this Agreement and the other written Loan Documents represent, collectively, the final agreement among the parties thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of such parties. There are no unwritten oral agreements among such parties.

9.16 Waiver of Punitive and Consequential Damages. Each Borrower, the Agent and each Lender hereby knowingly, voluntarily, intentionally and irrevocably (a) waives, to the maximum extent it may lawfully and effectively do so, any right it may have to claim or recover, in any Dispute based hereon or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity, any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages and (b) acknowledge that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 9.16.

9.17 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement. In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each party hereto.

9.18 USA Patriot Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of the relevant Borrower and other information that will allow such Lender or the Agent, as applicable, to identify each Borrower in accordance with the USA Patriot Act.

9.19 Tax Shelter Regulations. None of the Borrowers intend to treat the Term Loan and related transactions hereunder and under the other Loan Documents as a “reportable transaction” (within the meanings under current Treasury Regulation Section 1.6011‑4 and Proposed Treasury Regulation Section 1.6011-4, promulgated on November 1, 2006). In the event the Borrowers determines to take any action inconsistent with the foregoing statement, it will promptly notify the Agent thereof. If the Borrowers so notifies the Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Percentage Share of the Term Loan and the related transactions hereunder and under the other Loan Documents as part of a transaction that is subject to current Treasury Regulation Section 301.6112-1 or Proposed Treasury Regulation Section 301.6112-1, promulgated on November 1, 2006, and, in such case, such Lender or Lenders, as applicable, will maintain the lists and other records required, if any, by such Treasury Regulations.

9.20 Contribution and Indemnification. In the event that the Borrowers pay (whether through direct payments or as a result of providing Collateral for the Obligations) any amounts on the Obligations in excess of the relevant Borrowers’ Obtained Benefit (the “Excess Payments”), the relevant Borrower shall be entitled to make demand on the other Borrowers for such Excess Payments, and to receive from each other Borrowers that received an Obtained Benefit, such Borrowers’ Contribution Percentage of the Excess Payment. If any party obligated to make such a payment is unable to pay the Contribution Percentage of the Excess Payment, each other Borrowers agrees to make a contribution to the party entitled to such payment to the extent necessary so that each Borrowers shares equally the liability for such Excess Payment in relation to the relative Obtained Benefit received by such Borrowers. In such regard, to the maximum extent permitted by law, each Borrowers shall indemnify, defend and hold harmless the other Borrowers from and against such Borrowers’ Contribution Percentage of any and all liability, claims, costs and expenses (including reasonable attorneys’ fees and expenses) arising with respect to the Obligations and exceeding such other Borrowers’ Obtained Benefit as provided herein. Any amount due under this Section 9.20 shall be due and payable within ten days of demand therefor by the party entitled to payment and shall be made to the party entitled thereto at the address for notices to the Borrowers under this Agreement, in immediately available funds, not later than 2:00 p.m., Eastern Standard or Daylight Time, on the date on which such payment shall come due. The remedies available to the Borrowers pursuant to the provisions of this Section 9.20 are not exclusive. All rights and claims of contribution, indemnification and reimbursement under this Section 9.20 shall be subordinate in right of payment to the prior payment in full of all principal of and interest on the Term Loan and all fees payable hereunder. The provisions of this Section 9.20 shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

9.21 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrowers or any of their respective Subsidiaries or further restricts the rights of Borrowers or any of their respective Subsidiaries or gives the Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

(Signatures appear on following pages)

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IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

BORROWERS:

ELYSIUM ENERGY, LLC, a Nevada limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

ELYSIUM ENERGY LA, LLC, a Louisiana limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

ELYSIUM ENERGY TX, LLC, a Texas limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

POINTE A LA HACHE, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

(Signature Page to Term Loan Agreement)

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TURTLE BAYOU, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

POTASH, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

RAMOS FIELD, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

HOLDINGS

ELYSIUM ENERGY HOLDINGS, LLC, a Nevada limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

(Signature Page to Term Loan Agreement)

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AGENT:

405 WOODBINE LLC, a Delaware limited liability company as Agent

By:	/s/ Lawrence Cutler
Lawrence Cutler
Authorized Signatory

LENDER:

405 WOODBINE LLC, a Delaware limited liability company

By:	/s/ Lawrence Cutler
Lawrence Cutler
Authorized Signatory

Applicable Lending Office: 405 Lexington Avenue 59th Floor New York, New York 10174 Attn: Greg White E-mail: gwhite@arenaco.com and reporting@arenaco.com

(Signature Page to Term Loan Agreement)

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LENDER:

AFG INVESTMENTS 1A, LLC, a Delaware limited liability company

By:	/s/ Jeff Leu
Name:	Jeff Leu
Title:	President

Applicable Lending Office: 60 S. 6th Street Suite 3720 Minneapolis, MN 55402 Attn: Tiffany Parr and Dave Ellingrud E-mail: tiffany.parr@mcgintyroad.com and dave.ellingrud@mcgintyroad.com

(Signature Page to Term Loan Agreement)

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LENDER:

CARGILL, INCORPORATED, a Delaware corporation

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Authorized Signer
Applicable Lending Office: 9320 Excelsior Boulevard Mail Stop #150 Hopkins, Minnesota 55343 Attn: Tyler Smith E-mail: tyler_smith_1@cargill.com

(End of signature pages)

(Signature Page to Term Loan Agreement)

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SCHEDULE 1.2B

PERCENTAGE SHARES

Name/Address for Notice	Percentage Share	Funded Amount	Commitment
405 Woodbine LLC 405 Lexington Avenue 59th Floor New York, New York 10174 Attn: Greg White E-mail: gwhite@arenaco.com and reporting@arenaco.com	71.4%	$25,000,000.00	$26,041,667.00

AFG Investments 1A, LLC 60 South 6th Street Suite 3720 Minneapolis, Minnesota Attn: Tiffany Parr and Dave Ellingrud E-mail: tiffany.parr@mcgintyroad.com and dave.ellingrud@mcintyroad.com	27.6%	$9,650,000.00	$10,052,083.00

Cargill, Incorporated. 9320 Excelsior Boulevard Mail Stop #150 Hopkins, Minnesota 55343 Attn: Tyler Smith E-mail: tyler_smith_1@cargill.com	1.0%	$350,000.00	$364,583.00
TOTAL:	100%	$35,000,000.00	$36,458,333.00

S-1.2B-i

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SCHEDULE 2.2

USE OF LOAN PROCEEDS

To complete the acquisition of certain assets of Seller in the St. Mary, Lafourche, Calcasieu, Plaquemines, Assumption, and Terrebonne parishes in Louisiana and the Matagorda, Nueces, San Jacinto, Colorado, Orange, Newton, Brooks, Jefferson, Hidalgo, San Patricio, and Starr Counties in Texas pursuant to the Acquisition Agreement, and for related expenses and working capital.

S-4.18-i

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SCHEDULE 4.22A

SUBSIDIARIES

Elysium Energy LA, LLC, Elysium Energy TX, LLC, Pointe a la Hache, L.L.C., Turtle Bayou, L.L.C., Potash, L.L.C., and Ramos Field, L.L.C. are subsidiaries of Elysium Energy, LLC.

Elysium Energy, LLC is a subsidiary of Elysium Energy Holdings, LLC.

S-4.22A-i

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SCHEDULE 4.22B

ORGANIZATIONAL CHART

S-4.22B-i

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EXHIBIT A

[FORM OF NOTE]

PROMISSORY NOTE
(this “Note”)

$____________	New York, New York	________, ____

FOR VALUE RECEIVED and WITHOUT GRACE (except to the extent, if any, provided in the Loan Agreement, as hereinafter defined), the undersigned (collectively, “Makers”), jointly and severally, promise to pay to the order of _________________________ (“Payee”), at the Principal Office (as such term is defined in the Loan Agreement), the sum of _____________ AND __/100 DOLLARS ($_____________) or so much thereof as may remain unpaid pursuant to the Term Loan Agreement dated February 3, 2020, by and among Makers, Agent and the lenders signatory thereto or bound thereby from time to time, including, without limitation, Payee (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), together with interest at the rates and calculated as provided in the Loan Agreement.

Reference is hereby made to the Loan Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof and/or Agent to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to such terms in the Loan Agreement.

This Note is issued pursuant to, is a “Note” under and is payable as provided in the Loan Agreement. Subject to compliance with applicable provisions of the Loan Agreement, Makers or any of them may at any time prepay the full amount or any part of the Loan Balance evidenced by this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Loan Agreement.

Without being limited thereto or thereby, this Note is secured by the Security Documents.

This Note shall be governed and controlled by the laws of the State of New York, without giving effect to principles thereof relating to conflicts of law.

(Signatures appear on following pages)

A-i

MAKERS:

ELYSIUM ENERGY, LLC, a Nevada limited liability company

By:
Name:
Title:

ELYSIUM ENERGY LA, LLC, a Louisiana limited liability company

By:
Name:
Title:

ELYSIUM ENERGY TX, LLC, a Texas limited liability company

By:
Name:
Title:

A-ii

POINTE A LA HACHE, L.L.C., a Delaware limited liability company

By:
Name:
Title:

TURTLE BAYOU, L.L.C., a Delaware limited liability company

By:
Name:
Title:

POTASH, L.L.C., a Delaware limited liability company

By:
Name:
Title:

RAMOS FIELD, L.L.C., a Delaware limited liability company

By:
Name:
Title:

A-iii